Exhibit 10.8.2

Schedule of Omitted Documents

Exhibit 10.8.2 to Annual Report on Form 10-K

Harbor Diversified, Inc.

LIST OF INDIVIDUAL AMENDED AND RESTATED CREDIT AGREEMENTS

Below are the specific terms of the various Amended and Restated Credit Agreements Nos. 1 through 7, which are based upon the form of Amended and Restated Credit Agreement filed as Exhibit 10.8.2 to Harbor Diversified, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019:

Agreement	Date of Original Credit Agreement / Mortgage	Aircraft Models Covered

A&R Credit Agreement No. 1	April 15, 2003	FAA Registration Mark	Manufacturer’s Serial Number
		N436AW	7734
		N437AW	7744
		N438AW	7748
		N439AW	7753
		N440AW	7766
		N441ZW	7777
		N442AW	7778
		N443AW	7781
		N444ZW	7788

A&R Credit Agreement No. 2	July 25, 2003	FAA Registration Mark	Manufacturer’s Serial Number
		N445AW	7804
		N446AW	7806
		N447AW	7812
		N448AW	7814
		N449AW	7818
		N450AW	7823

A&R Credit Agreement No. 3	September 11, 2003	FAA Registration Mark	Manufacturer’s Serial Number
		N451AW	7832
		N452AW	7835
		N453AW	7838

Agreement	Date of Original Credit Agreement / Mortgage	Aircraft Models Covered

A&R Credit Agreement No. 4	October 24, 2003	FAA Registration Mark	Manufacturer’s Serial Number
		N454AW	7842
		N455AW	7848
		N456ZW	7849
		N457AW	7854
		N458AW	7861

A&R Credit Agreement No. 5	November 21, 2003	FAA Registration Mark	Manufacturer’s Serial Number
		N459AW	7863
		N460AW	7867
		N461AW	7870

A&R Credit Agreement No. 6	December 5, 2003	FAA Registration Mark	Manufacturer’s Serial Number
		N462AW	7875
		N463AW	7878

A&R Credit Agreement No. 7	April 30, 2004	FAA Registration Mark	Manufacturer’s Serial Number
		N464AW	7890
		N465AW	7893
		N466AW	7899
		N467AW	7900
		N468AW	7916
		N469AW	7917
		N470ZW	7927

EXECUTION VERSION

AMENDED AND RESTATED

CREDIT AGREEMENT NO. [•]

dated as of December 24, 2018

among

AIR WISCONSIN AIRLINES LLC,

Borrower,

U.S. BANK NATIONAL ASSOCIATION,

Loan Trustee,

and

HER MAJESTY IN RIGHT OF CANADA,

Lender,

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

Exhibit A	—	Form of Note
Exhibit B	—	Basic Documents
Exhibit C	—	Description of Aircraft
Exhibit D	—	Description of CRJ Aircraft Leases
Exhibit E	—	Designated Leases

iii

AMENDED AND RESTATED CREDIT AGREEMENT NO. [•]

THIS AMENDED AND RESTATED CREDIT AGREEMENT NO. [•] is entered into as of December 24, 2018, among (1) AIR WISCONSIN AIRLINES LLC (“Borrower”), a Delaware limited liability company, formerly known as Air Wisconsin Airlines Corporation, (2) HER MAJESTY IN RIGHT OF CANADA (“Lender”), and (3) U.S. BANK NATIONAL ASSOCIATION (as successor to Wachovia Bank, National Association), in its individual capacity when referred to as “U.S. Bank” and otherwise solely as trustee (“Loan Trustee”) amends and restates that certain Credit Agreement dated as of [•], 2003 (“Original Credit Agreement”) among, inter alia, Borrower, Lender and Loan Trustee.

Recitals: Borrower’s liabilities exceed its assets, so Borrower is insolvent. The parties to this Agreement believe that it is in their best interests to change their financial arrangements as set forth in this Agreement and related agreements dated the same date, so that Borrower’s long term viability will be more likely. In this Agreement and the related agreements, the parties intend (among other things) that (1) Borrower’s debt to Loan Trustee (for Lender’s benefit) be reduced to US$70 million plus the amount of certain “USLL Loans” made or to be made on the due dates of certain of Borrower’s leveraged lease rent payments, (2) all such loans be cross collateralized by 35 Borrower owned aircraft and certain additional collateral, (3) the loan amortization and final maturity date be modified as provided herein, and (4) the interest rate on the debt for the 35 aircraft notes be modified as provided herein.

Borrower, the Lender, U.S. Bank, and Loan Trustee agree as follows:

Section 1.    Definitions; Usage.

1.01    Definitions. Terms defined in the Mortgage and not in this Agreement have the same meanings as in the Mortgage. The following terms, when capitalized as below, have the following meanings:

“Additional Collateral Security Agreement”: defined in § 6.10.

“After-Tax Basis”: a basis such that any payment to be received or receivable by any Person is supplemented by a further payment or payments to that Person so that the sum of all such payments, after deducting all Taxes (taking into account any related credits or deductions) payable by such Person or any of its Affiliates under any law or governmental authority, is equal to the payment due to such Person, provided, that for these purposes, such Person shall be assumed to be subject to tax at the highest marginal rate(s) applicable to such Person with respect to the amounts in question.

“Agreement”: this Amended and Restated Credit Agreement No. [•].

“Aircraft”: any of the CRJ-200 aircraft identified in the following table, each of which was financed with proceeds of the Original Notes and Certificates and has two General Electric model CF34-3B1 engines.

[Amended and Restated Credit Agreement No. [•]]

[•]	[•]

[•]	[•]

[•]	[•]

[•]	[•]

[•]	[•]

[•]	[•]

[•]	[•]

[•]	[•]

[•]	[•]

[•]	[•]

“Applicable Law”: all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, and orders, all binding interpretations thereof, and all requirements and mandatory conditions of licenses, certifications, approvals, authorizations, orders, and permits, of any governmental authority, and judgments, decrees, injunctions, writs, orders, or like action of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Approved Jurisdictions”: Australia, Austria, Bahamas, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, Liechtenstein, Luxembourg, Malaysia, Monaco, New Zealand, Norway, Netherlands, Portugal, Singapore, Sweden, Switzerland, and United Kingdom, and, as to (sub)leasing, but not as to re-registration, Bermuda, Jamaica, Mexico, and any Category B Jurisdiction.

“AW Funding”: Air Wisconsin Funding LLC.

“Basic Documents”: this Agreement, the Mortgage, the Additional Collateral Security Agreement, each Note, and each Mortgage Supplement.

“Business Day”: any day, other than a Saturday or Sunday, on which commercial banks are open for business in New York, New York, Appleton, Wisconsin, and Milwaukee, Wisconsin.

“Cape Town Treaty”: collectively, the official English language texts of the Convention on International Interests in Mobile Equipment (the “Convention”) and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with any protocols, regulations, rules, orders, agreements, instruments, amendments, supplements, revisions or otherwise that have or will be subsequently made in connection with the Convention or the Protocol by the “Supervisory Authority” (as defined in the Convention), the International Registry or “Registrar” (as defined in the Convention) or any other international or national, body or authority, all as in effect in the United States or other relevant Contracting State (as used in the Convention). Except to the extent otherwise defined in the Basic Documents, terms used in the Basic Documents that are defined in the Cape Town Convention shall when used in relation to the Cape Town Convention have the meanings ascribed to them in the Cape Town Convention.

[Amended and Restated Credit Agreement No. [•]]

“Category B Jurisdictions”: Argentina, Brazil, Chile, and Taiwan, but in each case only if, in addition to any other (sub)leasing requirements contained in the Basic Documents, (1) the pertinent (sub)lessee located therein is (prior to effecting a proposed (sub)lease) a then-current commercial operator of at least one commercial passenger jet aircraft, (2) the number of Aircraft (sub)leased to any one such (sub)lessee and its Affiliates after giving effect to a proposed (sub)lease do not exceed 50% of the fleet of such (sub)lessee and its Affiliates (excluding any such (sub)leased Aircraft in calculating such 50%), and (3) the number of CRJ-200 aircraft that are (x) financed or refinanced with debt provided by Her Majesty in Right of Canada, and (y) (sub)leased by Borrower, is not more than (a) five CRJ-200 aircraft to (sub)lessees domiciled in any one of the countries named in this definition, and (b) in the aggregate, ten CRJ-200 aircraft to (sub)lessees domiciled in all countries named in this definition.

“Code”: the Internal Revenue Code of 1986.

“Collateral”: defined in the Mortgage.

“CRJ-200”: a Bombardier regional jet aircraft, model CL-600-2B19.

“Default”: any event or condition that would become an Event of Default upon the giving of notice or lapse of time or both, or any Event of Default.

“Designated Leases”: the leases listed on Exhibit E.

“Disclosure Certificate”: a certificate executed by Borrower, and delivered to Lender shortly before the Effective Date, describing certain developments and contingencies applicable to Borrower.

“Dollars” and “$”: United States dollars.

“Effective Date”: the date of this Agreement.

“Engine”: either of the two General Electric model CF34-3B1 engines listed by manufacturer’s serial numbers on a supplement to the Original Mortgage, or any Replacement Engine substituted for an Engine under the Original Mortgage or the Mortgage, and including all Parts incorporated in such engine, whether or not such engine is from time to time installed on an Airframe or on any other airframe.

“ERISA”: the Employee Retirement Income Security Act of 1974.

“ERISA Source of Funds”: used by a purchaser of any Note: any source of funds that includes the assets of any Plan, other than a plan exempt from the coverage of ERISA, but in any event excluding any source of funds that the relevant purchaser represents to Borrower:

(1)    is an insurance company general account as such term is used in U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60 (issued July 12, 1995), and the amount of reserves and liabilities (as defined in the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”) and before reduction for

[Amended and Restated Credit Agreement No. [•]]

credits on account of any reinsurance ceded on the coinsurance basis) (the “Reserves and Liabilities”), for the general account contract(s) held by or on behalf of any Plan, together with the amount of the Reserves and Liabilities for the general account contract(s) held by or on behalf of any other Plans maintained by the same employer (or any “affiliate” thereof within the meaning of § V(a)(1) of PTCE 95-60), does not exceed 10% of the total Reserves and Liabilities of such general account plus surplus, as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company maintaining such general account; or

(2)    is a separate account that is maintained solely in connection with that purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any mariner by the investment performance of the separate account; or

(3)    is either (a) an insurance company pooled separate account, within the meaning of PTCE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of PTCE 91-38 (issued July 12, 1991) and, except as consented to by Borrower in writing pursuant to this clause (3), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(4)    constitutes assets of an “investment fund” (within the meaning of Part V of PTCE 84-14) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of PTCE 84-14), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of § V(c)(1) of PTCE-84-14) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of PTCE 84-14 are satisfied, and neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in § V(e) of PTCE 84-14) owns a 5% or more interest in Borrower; or

(5)    constitutes assets managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of PTCE 96-23), the conditions of Part I(a) of PTCE 96-23 are satisfied, and neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in § IV(d) of PTCE 96-23) owns a 5% or more interest in Borrower; or

(6)    is a governmental plan; or

(7)    is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of such has been consented to by Borrower in writing pursuant to this clause (7).

[Amended and Restated Credit Agreement No. [•]]

As used in this definition, “employee benefit plan”, “governmental plan”, and “separate account” have the same meanings as in § 3 of ERISA.

“Event of Default”: defined in § 8.01.

“Event of Loss”: defined in the Mortgage.

“FAA”: the Federal Aviation Administration of the United States, or any instrumentality of the United States succeeding to its function.

“Funding Date” [•], 2003, which is the date on which the Borrower financed each Aircraft under the Original Credit Agreement.

“GAAP”: generally accepted accounting principles as in effect in the United States and applied on a basis consistent with that used in the preparation of the financial statements referred to in § 5.05, except for changes therein with which Borrower’s independent public accountants concur that are disclosed in the notes to the relevant financial statements.

“Group of Notes”: all promissory notes issued under all the Related Credit Agreements for the aircraft listed on Exhibit C, which as of the Effective Date will collectively have an outstanding principal balance in aggregate for all such notes of $70 million.

“Indemnitee”: Loan Trustee, U.S. Bank, or a Lender, or any agent, employee, officer, director, successor, or permitted assign of any of the foregoing.

“Interest Rate”: 4% per annum (calculated on the basis of a 360-day year of twelve 30-day months).

“International Registry”: defined in the Cape Town Treaty.

“Item”: defined in the Mortgage.

“Lender”: Her Majesty in Right of Canada, or a successor or assign of such Lender, including any future holder of a Note.

“Liabilities”: defined in § 9.01.

“Lien”: any mortgage, pledge, assignment, security interest, lien (statutory or other), or other encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement, or any lease in the nature thereof).

“Loan Trustee”: U.S. Bank National Association (as successor to Wachovia Bank, National Association), not in its individual capacity but solely in its capacity as trustee for the Lenders, or the successor trustee pursuant to § 11.

“Manufacturer”: Bombardier Inc.

[Amended and Restated Credit Agreement No. [•]]

“Majority in Interest of Lenders”: Lenders who, at the pertinent time, have more than a 50% interest in the aggregate principal of all outstanding Notes, excluding any Notes then held by Borrower or any Affiliate of Borrower.

“Materially Adverse Change or Materially Adverse Effect”: any event, act, condition, or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding) that, singly or in conjunction with any other event(s), act(s), condition(s), occurrence(s), whether or not related, results in a materially adverse change in, or has a materially adverse effect upon, Borrower’s financial position or results of operations (as measured against Borrower’s status based on December 31, 2017 year-end audited financial statements) or in Borrower’s ability to perform its obligations under the Basic Documents.

“Maturity Date”: December 31, 2025.

“Mortgage”: Amended and Restated Security Agreement and Chattel Mortgage No. [•] between Borrower and Loan Trustee, entered into between Borrower and Loan Trustee on the Effective Date.

“Mortgage Supplement”: defined in the Mortgage.

“Note”: each of Borrower’s promissory notes, in the form of Exhibit A, issued under this Agreement in connection with a designated Aircraft on the Effective Date, or thereafter, a note issued in exchange or replacement for such a note.

“Officer’s Certificate”: a certificate signed in the name of Borrower (or, with respect to § 6.04(d), of the Successor) by the chairman of the board, the president, a vice president, or the treasurer of Borrower (or the Successor).

“Original Credit Agreement”: defined in the first paragraph of this Agreement.

“Original Mortgage”: the [•], 2003 Security Agreement and Chattel Mortgage between Borrower and Loan Trustee, as supplemented prior to the Effective Date.

“Original Notes and Certificates”: defined in § 2.01.

“Parent Loan Agreement”: the Second Amended and Restated Loan Agreement to be entered into, between AW Funding as lender and Borrower as borrower, substantially simultaneously with the execution and delivery of this Agreement.

“Parent Loan Documents”: the Parent Loan Agreement, the Parent Intercreditor Agreement, and the Parent Loan Mortgage.

“Parent Loan Intercreditor Agreement”: the Intercreditor Agreement, dated as of June 22, 2016, among AW Funding (as successor to AWAC Aviation, Inc.), Lender, Loan Trustee, and Borrower (formerly known as Air Wisconsin Airlines Corporation).

[Amended and Restated Credit Agreement No. [•]]

“Parent Loan Mortgage”: the Security Agreement and Chattel Mortgage, dated as of June 22, 2016, between Loan Trustee and Borrower (formerly known as Air Wisconsin Airlines Corporation).

“Payment Date”: (i) in respect of interest payments, each March 31, June 30, September 30 and December 31, beginning on March 31, 2020 through the Maturity Date, and (ii) in respect of principal payments, each June 30 and December 31, beginning on June 30, 2021; except, in either case, that any Payment Date that falls on a day which is not a Business Day shall instead occur on the following Business Day.

“Permitted Lessee”: defined in the Mortgage.

“Permitted Lien”: defined in the Mortgage or in the Additional Collateral Security Agreement.

“Person”: any individual, corporation, limited liability company, partnership, joint venture, or other legal or governmental entity.

“Plan”: an employee benefit plan or individual retirement account subject to Title I of ERISA or to Code § 4975.

“Regulatory Change”: with respect to any Lender, any change after the Effective Date for the Note(s) involved in Applicable Law, or the adoption or making after such date of any interpretations, directives, or mandatory requests applying to a class of Persons including any Lender of or under any United States federal, state, or local law or mandatory regulations or Canadian federal or provincial law or mandatory regulations (whether or not having the force of law), by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Related Basic Documents”: the “Basic Documents” as defined in each of the Related Credit Agreements.

“Related Credit Agreement”: each Credit Agreement listed on Exhibit B hereto under the heading “Related Credit Agreements”.

“Related Mortgage”: each Security Agreement and Chattel Mortgage listed on Exhibit B hereto under the heading “Related Mortgages”.

“Responsible Officer”: the President, or the Chief Financial Officer, or any other officer of Loan Trustee or U.S. Bank, Borrower, or a Lender customarily bearing responsibility for matters relating to the transactions contemplated by the Basic Documents, or any officer of Borrower, Loan Trustee, U.S. Bank, or a Lender specifically authorized to take responsibility for any matter relating to the transactions contemplated by the Basic Documents.

“Sanctions”: economic or financial sanctions administered, enacted, or enforced by any Sanctions Authority including any restriction on Lender’s or its Affiliates’ ability to conduct business with any Person in any country relevant to the Basic Documents.

[Amended and Restated Credit Agreement No. [•]]

“Sanctions Authority”: Canada, the United States of America, or any governmental institution, agency. or subdivision of any of the foregoing

“Section 1110 Airline”: a “citizen of the United States” (within the meaning of 49 U.S.C. § 40102(a)(15)), who is an air carrier holding a valid air carrier operating certificate issued pursuant to 49 U.S.C. ch. 447 for aircraft capable of carrying 10 or more individuals.

“Secured Obligations”: defined in § 1.01 of the Mortgage.

“Specified Default”: a Default under § 8.01(a) or (h), or an Event of Default.

“Successor”: defined in § 6.04(a).

“Taxes”: defined in the fourth paragraph of § 9.02(a).

“Transportation Code”: 49 U.S. Code subtitle VII, or its successor.

“UCC” or “Uniform Commercial Code”: the Uniform Commercial Code as in effect in any applicable jurisdiction (or as in effect in a jurisdiction which is specified).

“U.S. Bank”: U.S. Bank National Association, in its individual capacity and not as trustee.

“USLL Deals”: each lease for each of the aircraft listed on Exhibit D hereto.

“USLL Loan Credit Agreement”: each Credit Agreement listed on Exhibit B hereto under the heading “USLL Loan Credit Agreements”.

“USLL Loan Documents”: the USLL Loan Credit Agreements and the USLL Loan Mortgages.

“USLL Loan Mortgage”: each Security Agreement and Subordination Acknowledgment listed on Exhibit B hereto under the heading “USLL Loan Mortgages”.

“USLL Loans Payoff Date”: December 31, 2020 (the date on which all principal, interest, and any other amounts owed by Borrower under the USLL Loan Documents is to have been paid).

1.02    Usage. Any agreement or statute referred to in § 1.01 means such agreement or statute as from time to time supplemented and amended. A definition in singular form applies to the plural form of the term, and vice versa. References to sections, exhibits, and the like refer to those in or attached to this Agreement unless otherwise specified. “Including” means “including but not limited to”. “Or” means one or more, or all, of the alternatives listed or described. “Herein”, “hereof’, “hereunder”, etc. mean in, of, under, etc. this Agreement (and not merely in, of, under, etc. the section or provision where the reference appears).

[Amended and Restated Credit Agreement No. [•]]

Section 2.    Exchange of Notes; Payments; Replacement Notes.

2.01    Exchange of Notes. On the Effective Date, (i) the Notes and Certificates (as defined in the Original Credit Agreement) (“Original Notes and Certificates”) issued and purchased pursuant to the terms of the Original Credit Agreement will be cancelled, and (ii) without prejudice to the amounts due and owing under the Notes issued on the Effective Date, upon the issuance of the Notes on the Effective Date pursuant to § 2.02, any principal in excess of $2 million, interest, fees and other amounts relating to the Original Notes and Certificates shall be forgiven and deemed to have been paid in full. In exchange for the Original Notes and Certificates being cancelled, new Notes shall be issued pursuant to § 2.02 on the Effective Date (subject to the satisfaction or waiver of the conditions precedent set forth in § 7).

The parties hereto acknowledge and agree that (i) this Agreement and the other Basic Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or repayment and reborrowing of the loans and obligations under the Original Credit Agreement or the other Basic Documents as in effect prior to the Effective Date and which remain outstanding as of the Effective Date, (ii) such loans and obligations under the Original Credit Agreement and the other Basic Documents, as applicable, are in all respects continuing (as amended and restated and reduced hereby and which are in all respects hereinafter subject to the terms herein), and (iii) the Liens and security interests as granted under the applicable Basic Documents securing payment of such loans and obligations are in all respects continuing (without interruption) and in full force and effect and are reaffirmed hereby.

2.02    Procedure for Exchange of Notes. At the offices of Lender’s counsel in Chicago, Illinois, with originals of all conveyance documents being delivered in New York, New York, not later than 3:00 p.m. Central time on the Effective Date, upon fulfillment or waiver of the conditions set forth in § 7, Loan Trustee will cancel the Original Notes and Certificates for each Aircraft and exchange them for a Note related to that Aircraft. Upon the acceptance by Lender of the Notes to be issued hereunder, the following shall be cancelled and of no further effect: (i) to the extent (if any) still in effect, the Deferral Agreement dated September 30, 2015, among Borrower, Lender, and Loan Trustee, (ii) the Deferral Agreement dated April 7, 2016 among, inter alia, Borrower, Lender, and Loan Trustee, as amended, and (iii) the Security Agreement dated April 7, 2016 between Borrower and Loan Trustee, as amended.

2.03    Replacement Notes. If (a) any Note becomes mutilated, defaced, lost, stolen, or destroyed, or (b) Borrower, Loan Trustee, or a Lender otherwise reasonably requests, then, upon the request of Borrower, Loan Trustee, or a Lender, (x) Borrower shall promptly execute and deliver to the pertinent Lender a replacement Note for each such Note as to which such a request is made, and (y) Loan Trustee shall surrender to Borrower, in exchange for such replacement Note, the Note being replaced (if not lost, stolen, or destroyed). The applicant for a new Note shall furnish to Loan Trustee evidence to Loan Trustee’s reasonable satisfaction of the loss, theft, or destruction of such Note alleged to have been lost, stolen, or destroyed, and of the ownership and authenticity of such mutilated, defaced, lost, stolen, or destroyed Note, and also such security and indemnity as Loan Trustee reasonably requires (provided, that the written undertaking of any institutional holder of a Note having a net worth (or in the case of a bank, having combined capital, surplus, and undivided profits) of at least $100,000,000 shall be sufficient security and indemnity), and shall pay all expenses and charges of such substitution or

[Amended and Restated Credit Agreement No. [•]]

exchange. All Notes shall be issued, held, and owned upon the express condition that the foregoing provisions are exclusive in respect of the replacement of mutilated, defaced, lost, stolen, or destroyed Notes and shall preclude (to the extent lawful) any and all other rights and remedies, any present or future law or statute to the contrary notwithstanding. Each replacement Note shall have identical terms as the Note that it replaces, except for such changes as Borrower, Loan Trustee, and the Lenders agree upon (such agreement not to be unreasonably withheld) following a request by any of them for such a change.

2.04    Obligations Absolute. Borrower’s obligations under each Note shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of such Note and this Agreement under any and all circumstances whatsoever and irrespective of:

(a)    any lack of validity or enforceability of any Basic Document, or any term or provision therein;

(b)    the existence of any claim, setoff, defense, or other right that Borrower (or any Affiliate of Borrower) or any other Person may at any time have against Loan Trustee or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction; and

(c)    any other act or omission to act or delay of any kind of the Lenders, Loan Trustee, or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this § 2.04, constitute a legal or equitable discharge of Borrower’s obligations hereunder.

Section 3.    Security for Borrower’s Obligations.

3.01    Security Interest in Collateral. To secure Borrower’s obligations to Loan Trustee, U.S. Bank, and the Lenders under the Original Notes and Certificates and the other Basic Documents, Borrower executed and delivered to Loan Trustee supplements to the Original Mortgage, substantially in the form of Schedule A to the Original Mortgage, granting to Loan Trustee, for the benefit of Loan Trustee, U.S. Bank, and the Lenders, a perfected first-priority security interest in the Aircraft.

Section 4.    Payments by Borrower and Loan Trustee.

4.01    How Payments Are Made. Borrower shall make its payments and prepayments of principal and interest due on the Notes, and all other amounts payable by Borrower to Loan Trustee or any Lender under the Basic Documents, to Loan Trustee at U.S. Bank National Association (ABA #091 000 022) at Milwaukee, Wisconsin, for credit to account no. 1731033211118, Reference Air Wisconsin [N__AW] (or at such other U.S. bank or account as Loan Trustee from time to time notifies Borrower), in immediately available funds and in Dollars, no later than 1:00 p.m. (New York City time) on the date when due. Any payment made by Borrower to Loan Trustee after 5:00 p.m. (New York City time) on any day shall be deemed to have been made on the following Business Day. If any payment due under the Basic Documents comes due on a day which is not a Business Day, such payment shall instead be made on the following Business Day, and no interest shall accrue if the payment thereon is made on such following Business Day. As between Borrower and the Lenders, any payment made to

[Amended and Restated Credit Agreement No. [•]]

Loan Trustee shall be deemed to be payment to the Lenders. Loan Trustee will distribute to each Lender its distributable share of each such payment in accordance with § 12 hereof.

4.02    Right to Prepay. Borrower shall have the right to prepay, without premium or penalty, all or part of the outstanding principal amount of the Notes issued with respect to any designated Aircraft. Borrower shall give to Loan Trustee at least five Business Days’ prior written notice (which notice shall be irrevocable) of such prepayment (which notice shall specify the amount to be prepaid, the date on which such prepayment shall be made, and the Note to which such prepayment applies), and Loan Trustee shall relay that notice promptly to each Lender. Any partial prepayment of a Note under this § 4.02 must be at least $100,000 of principal. Prepayment of a Note under this § 4.02 may be made on any Business Day. Upon any prepayment of any Note under this § 4.02, Borrower shall pay all accrued and unpaid interest on the principal of that Note to the date of prepayment. At any time while any note included in the Group of Notes remains outstanding, Borrower may sell up to five of the aircraft financed under the Related Basic Documents without the permission of the Lender, provided, however, thereafter Borrower must obtain prior written consent of the Lender in order to sell an aircraft. If a Note is to be prepaid in connection with a bona fide, arms-length sale of the related Aircraft by Borrower to a buyer who is not an Affiliate of Borrower, and the net proceeds from that sale are less than the then outstanding principal amount of the outstanding Note(s) associated with that Aircraft, then, upon payment of such net proceeds to the Loan Trustee, (x) Loan Trustee shall release all interest in that Aircraft, and (y) such applicable Note shall remain outstanding until paid in full; provided, that this sentence shall not apply to a sale of substantially all of Borrower’s assets or other transaction contemplated by § 6.04.

4.03    Mandatory Prepayments. Following the occurrence of an Event of Loss with respect to any Aircraft, unless Borrower effects a replacement in accordance with § 7.01(a) of the Mortgage, Borrower shall prepay the Notes executed in connection with that Aircraft, in accordance with § 7.01(b) of the Mortgage. Upon acceleration of the Notes pursuant to § 8.02, Borrower shall prepay such Notes. Upon Borrower’s sale of any Collateral under the USLL Loan Mortgages or the Additional Collateral Security Agreement such sale proceeds shall be paid to Lender provided that such payment may be delayed until Borrower’s sales in the cumulative amount of $1,000,000 or more have occurred, Borrower shall apply the net proceeds from the sales to prepay the Notes and “Notes” issued under the other Related Credit Agreements, pro rata in proportion to the outstanding principal thereof; provided, that this sentence shall not require any prepayment from the proceeds of goods sold as an intermediary or agent for an Affiliate, on a fully reimbursed basis, as permitted by clause (hh) in § 6.08.

4.04    Amount of Prepayment. Subject to § 4.06, a Note shall be deemed satisfied in full upon the prepayment of all principal of such Note, the payment of all accrued and unpaid interest on or with respect to such Note as of such prepayment date and the payment of all past-due interest on or with respect to such Note.

4.05    Interest on Past-Due Amounts. Any amounts past due (by acceleration or otherwise) and at any time outstanding under any Note or from Borrower under any Basic Document shall (to the extent permitted by law) bear interest, payable on demand, from the due date until payment in full, at a rate equal to 1% per annum above the Interest Rate for the relevant Note.

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4.06    Limit on Interest Payable. The amount of interest due or payable under this Agreement or any Note shall not in any event exceed the maximum allowable by applicable law, and this sentence shall override any contrary provision in thus Agreement or any Note.

4.07    Payments by Loan Trustee. Loan Trustee shall hold and disburse all amounts that it receives under this Agreement, the Mortgage, the Additional Collateral Security Agreement, each Note, and each Mortgage Supplement, in accordance with the terms of this Agreement.

Section 5.    Borrower’s Representations and Warranties. Borrower represents and warrants as follows:

5.01    Company Standing. Borrower is a duly formed limited liability company existing in good standing under the laws of Delaware, has the company power and legal authority to own or lease property and to carry on business as a Section 1110 Airline, and is duly qualified to do business in all jurisdictions wherein such qualification is necessary (except in any jurisdictions in which the failure to qualify would have no Materially Adverse Effect).

5.02    Company Powers. Borrower’s execution, delivery, and performance of the Basic Documents to which it is (or is to become) a party are within Borrower’s company powers; and the Basic Documents to which it is (or is to become) a party have been duly authorized by all necessary company action on Borrower’s part, and do not contravene, result in a breach of, or require any consent under any law, judgment, decree, order, or contractual restriction binding on Borrower or any agreement or instrument to which Borrower is a party or to which it or any of its property is subject.

5.03    Binding Effect. The Basic Documents to which Borrower is (or is to become) a party are (or will be when executed and delivered) legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with the terms of the Basic Documents, except as may be limited by bankruptcy, insolvency, or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity.

5.04    Litigation. Except to the extent (if any) described in the Disclosure Certificate, there are no actions, suits, or proceedings pending or (to Borrower’s knowledge) threatened against Borrower in any court or before any governmental authority, arbitrator, or administrative agency that may reasonably be expected to have a Materially Adverse Effect.

5.05    Financial Statements. (a) The audited balance sheet as of December 31, 2017, for Borrower and its consolidated subsidiaries, and the related results of operations for the year then ended, have been prepared in accordance with GAAP and fairly present, in all material respects, Borrower’s financial condition as of such date and results of operations for such period, and (b) except to the extent (if any) described in the Disclosure Certificate, since December 31, 2017, there has been no Materially Adverse Change.

5.06    Taxes. Borrower and its Affiliates have filed or caused to be filed all federal, state, and material local and non-U.S. tax returns that are required to be filed and have paid or caused to be paid all taxes shown to be due on such returns or on any assessment received by Borrower or its Affiliates, except any that are being contested diligently and in good faith by

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appropriate proceedings and for which adequate provision for payment has been made in accordance with GAAP.

5.07    Status as United States Citizen and Air Carrier. Borrower is a Section 1110 Airline.

5.08    UCC Location. Borrower’s jurisdiction of formation for the purposes of UCC § 9-503(a)(1) is Delaware, its true and complete name as indicated on the public record of Delaware is “Air Wisconsin Airlines LLC”, and its organizational number is 2327923.

5.09    No Governmental Approvals, Notices and Filings. No consent or approval of, giving of notice to, registration with, or taking of any action in respect of or by, any federal, state, or local governmental authority is or will be required with respect to Borrower’s execution, delivery, or performance of each Basic Document to which it is a party or to establish and perfect Loan Trustee’s first-priority Lien in each Aircraft against all Persons, or if any such consent, approval, notice, registration, or action is required, it will have been duly given or obtained on or before the Effective Date. All necessary filings with the FAA and registrations on the International Registry with respect to the transactions contemplated by this Agreement shall be made on or before the Effective Date. On the Effective Date, Borrower has good and marketable title to each Aircraft and Loan Trustee, for the benefit of the Lenders, has a duly-perfected first-priority Lien on each Aircraft (to the extent that a first-priority security interest can be perfected by filing a UCC financing statement, or having made an FAA filing), subject to no Liens other than Permitted Liens not of record, as security for the Secured Obligations.

5.10    Sanctions and Laws. Borrower is in material compliance with the Sanctions, and is in material compliance with all laws, regulations, and requirements of governmental authorities regarding corruption or bribery that are binding on Borrower.

Section 6.    Covenants. So long as any Note, or any amount owed by Borrower to Lender, Loan Trustee, or U.S. Bank under any Basic Document, remains outstanding or unpaid:

6.01    Financial Statements. Borrower shall furnish to Lender:

(a)    within 60 days after the end of each of the first three quarters in each fiscal year, consolidated statements of operations of Borrower and its consolidated subsidiaries for the period from the beginning of the then-current fiscal year to the end of such quarterly period, and balance sheets of Borrower and its consolidated subsidiaries, on a consolidated basis, as of the end of such quarter prepared in accordance with GAAP and setting forth in each case in comparative form figures for the corresponding period in the preceding year, all in reasonable detail and certified by a financial officer of Borrower, subject to changes resulting from year-end adjustments;

(b)    within 120 days after the end of each fiscal year, consolidated statements of operations of Borrower and its consolidated subsidiaries, for such year, and the balance sheets of Borrower and its consolidated subsidiaries, on a consolidated basis, as of the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail, and certified to Borrower by its independent certified public accountants and to Loan Trustee by a financial officer of Borrower, as presenting fairly in all

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material respects the financial position and results of operations of Borrower and its consolidated subsidiaries and as having been prepared in accordance with GAAP;

(c)    within five Business Days after any officer of Borrower obtains actual knowledge of any Default, an Officer’s Certificate specifying its nature, the period of its existence, and what action Borrower proposes to take with respect to it; and

(d)    promptly, such other data or information (financial or otherwise, including (without limitation) evidence of Borrower’s compliance with § 5.02 of this Agreement and § 4.01 of the Mortgage), subject to any confidentiality restrictions applicable to Borrower, regarding Borrower or the Collateral as Loan Trustee from time to time reasonably requests.

6.02    Inspection of Aircraft and Records. Not more than once during any consecutive 12-month period (unless an Event of Default exists) and on at least five days’ prior written notice, Borrower shall permit any person(s) from time to time designated in writing by Loan Trustee, at the Lenders’ expense (or at Borrower’s expense if the inspection is conducted (x) in connection with a Specified Default or a maintenance related Default, or (y) to confirm the cure of a previously-identified Defaults), to visit and inspect any Aircraft and Borrower’s (or any Permitted Lessee’s) records with respect to the Aircraft, at such reasonable times as Loan Trustee reasonably requests and (in respect of an inspection of an Aircraft and such Aircraft’s records) during normal business hours and during regularly-scheduled maintenance of such Aircraft, and to discuss Borrower’s affairs, finances, and accounts with Borrower’s officers. No such inspection shall interfere with Borrower’s (or any Permitted Lessee’s) normal operations or maintenance. Neither the Lenders nor Loan Trustee shall have any duty to make any such inspection, and the Lenders and Loan Trustee shall not incur any liability or obligation by reason of not making any such inspection. Any such inspection of an Aircraft shall be a visual, walk-around inspection that may include going on board the Aircraft but which shall not include opening any panels, bays, or the like. Upon Loan Trustee’s request, Borrower shall promptly notify Loan Trustee of the maintenance operations then scheduled on the Aircraft for the six-month period following such request. Loan Trustee shall notify each Lender of each proposed inspection a reasonable time in advance of giving notice to Borrower of such inspection. Loan Trustee shall provide to each Lender on request a copy of each inspection report received.

6.03    Corporate Existence. Except as permitted by § 6.04, Borrower shall maintain its existence as a corporation or limited liability company in good standing.

6.04    Merger, etc. Borrower shall not consolidate with or merge into any other Person, or sell, convey, lease, or otherwise transfer all or substantially all of its assets as an entirety (whether in one transaction or a series of transactions) to any Person (a “Reorganization Transaction”), unless:

(a)    (1) the Person formed by such consolidation or surviving such merger, or the Person who acquires by sale, conveyance, transfer, or lease all or substantially all of Borrower’s assets as an entirety (the “Successor”) is a Section 1110 Airline, and (2) immediately after such Reorganization Transaction, the Successor has a tangible net worth (in accordance with GAAP) not less than the greater of (aa) the lesser of (x) Borrower’s tangible net worth immediately preceding such transaction and (y) Borrower’s tangible net worth as of

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December 31, 2017, and (bb) 60% of Borrower’s tangible net worth immediately before the completion of such transaction;

(b)    the Successor (1) executes and delivers to Loan Trustee and the Lenders an agreement, in form and substance reasonably satisfactory to Loan Trustee and the Lenders, containing an assumption by the Successor of the due and punctual performance and observance of Borrower’s obligations under the Basic Documents to which Borrower is then a party (including this covenant), and (2) makes such filings and recordings, including any filing or recording with the FAA or any filing under the UCC, as are necessary to evidence such Reorganization Transaction and all filings necessary in order to preserve and protect the rights of Loan Trustee and the Lenders under the Mortgage;

(c)    (1) such Reorganization Transaction does not create any Event of Default, and no Event of Default exists immediately after such Reorganization Transaction, (2) such Reorganization Transaction does not materially impair the Successor’s ability to perform its obligations under the Basic Documents, and (3) the benefits of Section 1110 of the Bankruptcy Code available to Loan Trustee immediately prior to such Reorganization Transaction are not adversely affected as a result of such Reorganization Transaction; and

(d)    Borrower (in the case of a merger) or the Successor delivers to Loan Trustee and the Lenders an Officer’s Certificate stating that the conditions precedent set forth in clauses (a), (b), and (c) have been complied with and an opinion of counsel for Borrower or for the Successor, from counsel and in form and substance reasonably satisfactory to Loan Trustee and the Lenders, (1) stating that the agreements entered into to effect such Reorganization Transaction and such assumption agreements have been duly authorized, executed, and delivered by the Successor (or in the case of a merger, by Borrower) and that they (and the Basic Documents so assumed) constitute legal, valid, and binding obligations of the Successor (or in the case of a merger, of Borrower), enforceable in accordance with their terms (to the same extent as the Basic Documents so assumed were enforceable against Borrower immediately prior to such transaction), (2) stating that all conditions precedent which are legal in nature provided for in this Agreement and relating to such transaction have been fulfilled, and (3) containing such other matters as Loan Trustee or the Lenders reasonably request.

Upon any such Reorganization Transaction, the Successor shall succeed to, shall be substituted for, and may exercise every right and power of Borrower under the Basic Documents to which Borrower is a party, with the same effect as if the Successor had been named as Borrower therein. No such Reorganization Transaction shall have the effect of releasing Borrower (or any Successor) from its liability under the Basic Documents to which it is a party. Nothing in this § 6.04 shall permit any lease, sublease, or other arrangement for the use, operation, or possession of the Aircraft except in compliance with the applicable provisions of this Agreement and the Mortgage. Borrower shall pay all reasonable out-of-pocket expenses of Loan Trustee and the Lenders in respect of such Reorganization Transaction.

6.05    Citizenship and Air Carrier Status. Borrower will at all times remain a Section 1110 Airline.

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6.06    ERISA Information. Borrower will cooperate with all reasonable requests by Lenders (including reasonable requests for information) to determine whether any proposed transfer by a Lender of its interest in the Basic Documents would violate ERISA.

6.07    Cash Position Notice. Not later than four Business Days prior to each principal Payment Date occurring after the USLL Loans Payoff Date, Borrower shall notify Lender in writing of its consolidated cash position as the Borrower determined as of such date.

6.08    Restricted Payments. From the date of this Agreement until the Notes have been paid in full (together with interest thereon), Borrower shall not, without Lender’s consent (which shall not be unreasonably withheld):

(a)    declare or make any dividend, payment, or other distribution of cash, assets, or property with respect to any equity securities or other equity interests issued by Borrower (whether existing on the date of this Agreement or thereafter outstanding), other than dividends, payments, or other distributions consisting solely of shares or other equity interests issued by Borrower;

(b)    redeem, purchase, or otherwise acquire any securities issued by Borrower or any option or other right to acquire any such securities;

(c)    make any payment to any of its shareholders or to any other beneficial owner of any equity interest in Borrower; or

(d)    offer or agree to do any of the foregoing.

Notwithstanding the preceding sentence, Borrower may:

(aa)    make payments required under the Designated Leases (provided, that Borrower’s payment obligations under the Designated Leases shall not be increased without Lender’s consent);

(bb)    make ongoing payments to persons or entities described in clause (c) of this §6.08, for services rendered, not to exceed a total of $500,000 per year;

(cc)    make payments to or from other members of Borrower’s consolidated group on account of Borrower’s taxable income or loss;

(dd)    pay reasonable expenses (including legal fees) in connection with indemnification and reimbursement of directors, officers, and employees in respect of liabilities relating to their serving in such capacities, and obligations in respect of directors’ and officers’ insurance (including any premiums therefor);

(ee)    make payments under the Parent Loan Documents;

(ff)    make payments under any loan or lease financing of any aircraft, airframe, or engine that Borrower finances after the Effective Date (including loan and lease financings of any aircraft that are being leased to Borrower on the Effective Date), provided that any such

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financing is on terms substantially similar to those available in the marketplace on an arm’s length basis from unrelated third parties at such time;

(gg)    buy engine cores, engine components, or spare parts from any Person, or sell such cores, components, or spare parts to any Person, for a fair market value price;

(hh)    as an intermediary or agent, on a fully reimbursed basis, to procure goods and services for Affiliates; and

(ii)     Borrower may repurchase from an Affiliate up to two used General Electric model CF34-3 aircraft engines that Borrower previously purchased from an independent third party and then sold to that Affiliate, and pay to that Affiliate in consideration of such purchase an amount for each such engine no greater than (x) the purchase price Borrower originally paid to the independent third party for such engine plus (y) up to 5% per annum from the date of purchase by such Affiliate.

6.09    Restricted Activities. From the date of this Agreement until the Notes have been paid in full (together with interest thereon), Borrower shall not, without Lender’s prior consent, engage in any business other than the businesses engaged in by Borrower on the date hereof and any businesses similar, related, complementary or ancillary thereto or that constitute reasonable extensions or expansions thereof.

6.10    Additional Collateral. As further security for Borrower’s obligations to Lender and Loan Trustee under the Basic Documents and the USLL Loan Documents, Borrower is granting to Loan Trustee for the benefit of Lender, on the date of this Agreement, by means of a security agreement between Borrower and Loan Trustee (the “Additional Collateral Security Agreement”), a first-priority security interest in all of Borrower’s right, title and interest in and to certain unencumbered (other than any encumbrance from the USLL Loan Mortgages) aircraft, engines, and spare parts, all as more specifically described in that Additional Collateral Security Agreement.

6.11    Sanctions. Borrower will remain in material compliance with the Sanctions, and will remain in material compliance with all laws, regulations, and requirements of governmental authorities regarding corruption or bribery that are binding on Borrower.

Section 7.    Conditions Precedent.

7.01    Conditions Precedent to Effective Date. The parties hereto agree that all conditions precedent were met or waived with respect to the issuance of the Original Notes and Certificates. Each Lender’s obligation and Loan Trustee’s obligation to enter into the exchange of the Original Notes and Certificates for the new Notes pursuant to § 2.02 on the Effective Date are subject to satisfaction of the following conditions precedent:

(a)    Loan Trustee’s receipt on or before the Effective Date of the following, in form and substance reasonably satisfactory to Loan Trustee and Lender:

(1)    an executed copy of this Agreement,

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(2)    a certificate of Borrower’s secretary, dated the Effective Date, certifying attached copies of the resolutions of Borrower’s managers evidencing approval of the transactions contemplated by the Basic Documents to which it is (or is to become) a party, and showing the names and specimen signature(s) (or copies thereof) of Borrower’s officer(s) authorized to sign this Agreement and the related documents to which it is (or is to become) a party,

(3)    a Note for each Aircraft, executed by Borrower,

(4)    an executed Mortgage,

(5)    an Officer’s Certificate to the effect that: (x) Borrower’s representations and warranties in § 5 of this Agreement are true and accurate as though made on the Effective Date, and (y) no Event of Default exists or will result from the exchange of the Notes,

(6)    opinion letters from Borrower’s outside counsel, in form and substance reasonably satisfactory to Lender,

(7)    the consent of Investissement-Québec as agent of the government of the province of Québec under each of the Loan Deficiency Guarantees referred to herein and in each of the Related Credit Agreements,

(8)    a favorable opinion from Shipman & Goodwin LLP, counsel to Loan Trustee and U.S. Bank, covering the relevant Aircraft,

(9)    a favorable opinion from Crowe & Dunlevy, special FAA counsel, in customary form, covering the Mortgage and the Additional Collateral Security Agreement,

(10)    Parent Loan Documents, and

(11)    such additional opinion(s) and document(s) as Loan Trustee reasonably requests;

(b)    Borrower’s representations and warranties in this Agreement are true and accurate as though made on and as of the Effective Date;

(c)    all filings, recordings, registrations, and other actions necessary to establish, protect, preserve, and perfect Loan Trustee’s and the Lenders’ interests under the Additional Collateral Security Agreement, including (1) Uniform Commercial Code filings concerning the security interest created by the Additional Collateral Security Agreement naming Borrower as debtor and Loan Trustee as secured party, have been duly made or taken in the appropriate jurisdictions, (2) FAA filings of the Additional Collateral Security Agreement, and any supplement thereto, have been made, and (3) International Registry registrations of the international interests created by the Additional Collateral Security Agreement have been made or provided for under the Cape Town Treaty, and evidence of such filings, recordings, and other actions provided to Loan Trustee;

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(d)    all necessary consents, approvals, licenses, permits, declarations, or registrations then required in connection with Borrower’s execution, delivery, and performance of the Basic Documents and the transactions contemplated thereby have been obtained; and

(e)    except to the extent (if any) described in the Disclosure Certificate, since December 31, 2017, no Materially Adverse Change has occurred.

7.02    Conditions Precedent to Borrower’s Obligations. Borrower’s obligations on the Effective Date are subject to Borrower’s receipt, on or before the Effective Date, of the following, each in form and substance reasonably satisfactory to Borrower:

(a)    this Agreement, executed by Loan Trustee and each Lender;

(b)    the Mortgage, executed by Loan Trustee;

(c)    the Additional Collateral Security Agreement, executed by Loan Trustee;

(d)    the Original Notes and Certificates being cancelled;

(e)    an agreement executed by Investissement-Québec (“I Q”) in which I Q agrees to terminate all Borrower’s obligations to pay unpaid fees due or to become due as guarantee fees in connection with I Q’s credit support of certain of Borrower’s CRJ 200 financings; and

(f)    such additional opinion(s) and document(s) as Borrower reasonably requests.

Section 8.    Events of Default; Remedies.

8.01    Events of Default. Each of the following shall constitute an “Event of Default”:

(a)    Payments: Borrower fails to make any payment due, including without limitation, payments of interest and any payment required under the Notes measured by Excess Cash Flow (as such term is defined in the Notes), from Borrower on any Note or under any Basic Document when due, and such failure continues for five Business Days (as to principal, interest, and amounts payable under § 4.02 or § 4.03), or five Business Days after Borrower’s receipt of notice of such failure from Lender or Loan Trustee (as to all other amounts due).

(b)    Representations: Any representation or warranty made by Borrower in the Basic Documents, or in any certificate or other document that it furnishes pursuant to the Basic Documents, is incorrect in any material respect when made (and, if the effect(s) of such incorrectness is/are reasonably curable, such effect(s) continue(s) for 30 days after Borrower’s receipt of notice of such incorrectness from Loan Trustee).

(c)    Insurance: Borrower fails to carry and maintain insurance on or with respect to any Aircraft in accordance with the terms of the Mortgage.

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(d)    Prohibited Lease: Borrower leases any Item to any Person other than a Permitted Lessee.

(e)    Prohibited Merger, Asset Transfer, etc.: Borrower violates § 6.04.

(f)    Covenants Generally: Borrower fails in any material respect to perform any other covenant or agreement in the Basic Documents, and such failure to perform continues for 30 days after Borrower’s receipt of notice of such default from Loan Trustee (150 days after Borrower’s receipt of such notice if (1) such covenant or agreement is reasonably curable, (2) such failure to perform creates no material risk of loss or damage to the Aircraft, and (3) Borrower is diligently pursuing a cure of such failure).

(g)    Voluntary Bankruptcy, etc.: Borrower (1) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a majority of its property, (2) makes a general assignment for the benefit of its creditors, (3) commences a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (4) files a petition seeking to take advantage (as debtor) of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (5) fails to controvert in a timely manner, or acquiesces in writing to, any petition filed against it in an involuntary case under the federal Bankruptcy Code, (6) shall generally not pay its debts as they come due, or (7) admits in writing its inability to pay its debts generally as they come due.

(h)    Involuntary Bankruptcy: A proceeding or case is commenced, without Borrower’s application or consent, in any court of competent jurisdiction, seeking (1) its liquidation, reorganization, dissolution, or winding-up, or the composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator, or the like of Borrower or of all or a majority of its assets, or (3) similar relief in respect of Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and (if Borrower is contesting the proceeding on a reasonable basis and in good faith) such proceeding or case continues undismissed, or an order, judgment, or decree approving or ordering any of the foregoing is entered and continues unstayed and in effect, for a period of 90 days; or an order for relief against Borrower is entered in an involuntary case under the federal Bankruptcy Code.

(i)    Loss of Priority Mortgage Lien: Loan Trustee fails to have a perfected first-priority security interest in any Aircraft for which a Note is outstanding, subject only to Permitted Liens.

(j)    Judgments: One or more judgment(s) is/are rendered by one or more court(s) of competent jurisdiction against Borrower for a total of more than $3 million (or, if greater, 20% of Borrower’s tangible net worth, based on Borrower’s most-recent quarterly financial statements prepared in accordance with the requirements of § 6.01), excluding any amount insured by a solvent insurer who has admitted coverage for the underlying claim(s), and such judgment(s) is/are not stayed or discharged, or fully bonded against, within 30 days of the date of entry.

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(k)    Related Financing Default: An “Event of Default” exists under any other Basic Document, any Related Credit Agreement, any USLL Loan Document, or any existing or future aircraft lease or loan financing in which Her Majesty in Right of Canada or Export Development Canada was initially and is then a lender and Borrower is then the borrower or lessee.

(l)    Cash Portion Notice. Borrower fails to notify Lender as provided in § 6.07 and such failure continues for two Business Days after receipt of notice of such failure from Lender.

(m)    Parent Loan Default. An event of default under the Parent Loan Agreement occurs, and as a result, outstanding indebtedness of Borrower thereunder in excess of $5 million becomes due and payable before its stated maturity or due date.

8.02    Remedies. If an Event of Default (other than under § 8.01(g) or (h)) exists, Loan Trustee may (and upon its receipt of written request by a Majority in Interest of Lenders shall) declare all Notes to be immediately due and payable, whereupon all Notes shall become and be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which Borrower hereby waives. If an Event of Default under § 8.01(g) or (h) occurs, all Notes automatically shall become immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which Borrower hereby waives. Upon the occurrence of any Event of Default, Loan Trustee may exercise any of its rights and remedies under the Basic Documents, including the Mortgage.

Section 9.    Borrower’s Indemnities.

9.01    General Indemnity.

(a)    General. Borrower assumes liability for, and agrees to indemnify each Indemnitee, on an After-Tax Basis, against, whether or not the transactions contemplated herein or in any of the other Basic Documents are consummated, any and all Liabilities.

“Liabilities” means any and all liabilities, obligations, losses, damages, penalties, claims (including claims involving negligence, strict or absolute liability, liability in tort, and liabilities arising out of violation of laws or regulatory requirements of any kind), suits, actions, costs, expenses, and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever imposed on, incurred by, or asserted against an Indemnitee, whether or not such Indemnitee is indemnified as to such matter by any other Person, relating to or arising out of: (aa) any of the Basic Documents or any of the transactions contemplated herein or therein or the enforcement thereof, including any misrepresentation or breach of warranty of Borrower contained therein or in any document or certificate of Borrower delivered pursuant thereto or the breach of any agreement or covenant by Borrower, or the failure by Borrower to perform any of its obligations under the Basic Documents, or (bb) the manufacture, assembly, design, purchase, acceptance, resale, rejection, refinancing, non-use, alteration, replacement, existence, control, refurbishment, service, removal, redelivery, substitution, ownership, delivery, lease, sublease, financing, possession, repossession, return, use, operation, maintenance, condition, overhaul, testing, registration, deregistration, insuring, transportation, importation,

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exportation, modification, repair, fitness for use, merchantability, abandonment, sale, return, storage, transfer of title, or other disposition of the Collateral, any Note, or the Aircraft or any part thereof or any accident in connection therewith whether or not relating to loss or damage to any property, or death or injury of, or other loss suffered by, any Person (including latent and other defects, whether or not discoverable, strict tort liability, and any claim for patent, trademark, or copyright infringement), or (cc) the Aircraft or any part thereof, or any engine installed on the Airframe or any airframe on which the Engine is installed, (dd) the offer or sale of any interest in the Aircraft or any Note, or (ee) any “prohibited transaction” within the meaning of ERISA § 406 or Code § 4975(c) in any way relating to, arising out of or resulting from the offer, sale, resale, purchase, delivery or holding of any Notes or interest thereon or in the Collateral or any transaction contemplated by the Basic Documents, whether occurring before, on, or after the date hereof, or (ff) any violation of any law, including securities and environmental laws, relating to the possession, use or maintenance of the Aircraft.

However, Borrower shall not be required to indemnify any Indemnitee: (aa) for any Liability arising out of the gross negligence, willful misconduct or misrepresentation or breach of contract of such Indemnitee (other than gross negligence imputed to an Indemnitee solely by reason of its interest in the Aircraft), or such Indemnitee’s ordinary negligence in exercising its right of inspection, (bb) for any Liability constituting Taxes, whether or not Borrower is required to indemnify therefor pursuant to § 9.02; provided, that this clause (bb) shall not apply to Taxes (x) taken into consideration in making any payment pursuant to this § 9.01 on an After-Tax Basis, or (y) arising out of any “prohibited transaction” within the meaning of ERISA § 406 or Code § 4975(c) (but in the case of clause (y), only to the extent occurring because of a misrepresentation by Borrower), (cc) for any Liability attributable to the sale or other transfer of all or part of such Indemnitee’s interest in the Aircraft or any Note, other than a sale or other transfer as a result of (e.g., such sale or transfer is viewed by the transferor as the transferor’s “exit strategy” in connection with such Event of Default), or in connection with the exercise of remedies during the continuance of, an Event of Default, pursuant to an Event of Loss, or at Borrower’s request or direction, or as required by any of the Basic Documents, or (dd) for any financial or other loss inherent in the forgiveness of debt or the exchange of new Notes for the Original Notes and Certificates contemplated by § 2.01.

Borrower hereby waives and releases any claim now or hereafter existing against any Indemnitee arising out of death or personal injury to personnel or agents of Borrower or any Affiliate, loss or damage to property of Borrower, its agents, or any Affiliate, which may result from or arise out of the items referred to in clause (bb) of the definition of Liabilities set forth in this § 9.01 while any of the Notes are outstanding, including any latent or patent defect, whether or not discoverable, except to the extent any such claim arises out of the gross negligence, willful misconduct, or misrepresentation of or breach of its obligations under the Basic Documents by such Indemnitee.

(b)    Contests. If any claim for a Liability is made against Borrower or any Indemnitee and such party has received notice thereof, such party receiving notice of such Liability shall promptly notify all affected Indemnitees or Borrower, as the case may be; provided, that the failure to provide such notice promptly or to notify Borrower shall not release Borrower from any of its obligations to indemnify hereunder, except to the extent that such failure adversely affects any applicable defense or counterclaim, or otherwise increases the

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amount Borrower would have been liable for in the absence of such failure. Subject to the rights of any insurer under any policy of insurance maintained pursuant to the Mortgage or any Permitted Lease, and if no Specified Default shall exist, Borrower shall have the right to investigate and defend or (so long as Borrower has acknowledged in writing to the relevant Indemnitee that Borrower is liable to such Indemnitee for such Liability), compromise any Liability for which it may be required to indemnify under this § 9.01, and each Indemnitee agrees to cooperate with all reasonable requests of Borrower in connection therewith. Notwithstanding any of the foregoing to the contrary, Borrower shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings or compromise any Liability if (aa) any Specified Default shall exist, (bb) such proceedings will involve a material risk of the sale, forfeiture, or loss of, or the creation of any Lien (other than a Permitted Lien) on, any Item or other material part of the Collateral, unless Borrower posts a bond or other security reasonably satisfactory to the relevant Indemnitees in respect to such risk, or (cc) such proceedings would involve the imposition of criminal liability on an Indemnitee or if such contest will, in the reasonable opinion of such Indemnitee, be inappropriate under applicable standards of professional conduct. The reasonable fees and expenses of such Indemnitee’s counsel shall be paid by Borrower if any of the circumstances described in clauses (aa) - (cc) above exists. An Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Borrower pursuant to the preceding provisions. In the case of any Liability covered by any policy of insurance maintained pursuant to the Mortgage or any Permitted Lease, each Indemnitee shall cooperate with all reasonable requests of the insurers in the exercise of their rights to investigate, defend, or compromise such claim as may be required by such policy to maintain the insurance coverage provided to the parties thereunder. To the extent that any Indemnitee receives indemnification payments under this § 9.01, Borrower shall be subrogated to such Indemnitee’s rights with respect to the transaction or event requiring or giving rise to such indemnity to the extent of any indemnity payment made, other than to any insurance policies maintained by such Indemnitee.

(c)    Survival. The indemnities in this § 9.01 shall survive the expiration or other termination of the Basic Documents as to acts occurring or circumstances existing on or before such expiration or termination.

(d)    Payment. Borrower agrees to pay an uncontested claim for any Liability by an Indemnitee within 10 Business Days of written demand therefor.

9.02    General Tax Indemnity.

(a)    General. Borrower agrees that all payments on or with respect to any Note, and all payments to any Lender, or Loan Trustee (both in its individual capacity and as trustee), in connection with the transactions contemplated by the Basic Documents shall be free and clear of, and without deduction for, any and all withholdings of any nature whatsoever, whether or not an exclusion pursuant to this § 9.02(a) applies. If any deduction or withholding is required with respect to any amount payable by the Loan Trustee, any amount payable on any Note or any other amounts payable by Borrower that are enumerated above, Borrower shall pay an additional amount such that the net amount actually received by each Indemnitee, after such deduction or withholding, will be equal to all such amounts that would be received by such Indemnitee if no such deduction or withholding had been required.

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Each Indemnitee shall file and provide to Borrower such returns, statements, or other documentation as shall enable it to claim any reduced rate of Tax withholding and any exemption from Tax withholding with respect to any Taxes to which the terms of this § 9.02(a) apply, in each case, to the extent properly available under Applicable Law; provided that, (i) except in the case of Tax withholding required by the United States government on interest income, Borrower shall have provided to such Indemnitee written timely notice of the requirement for such returns, statements, or other documentation, (ii) such Indemnitee has in good faith determined it would suffer no adverse tax consequences by providing the applicable return, statement, or other documentation, and (iii) Borrower has agreed to pay, and does pay after demand therefor, on an After-Tax Basis, all costs and expenses incurred by such Indemnitee in providing the applicable return, statement, or other documentation. If, and to the extent that, as a result of (A) in the case of Taxes other than withholding Taxes imposed by the United States on interest income, such Indemnitee fails to file or provide any such return, statement, or other documentation required pursuant to the preceding sentence (after taking into account all provisos), and (B) in the case of withholding Taxes imposed by the United States on interest income, such Indemnitee fails to comply with its obligations pursuant to § 9.02(k) hereof, and (1) Tax withholding is required at a rate which is higher than that which would have been applicable had such return, statement or other documentation been filed or provided or such obligations been fulfilled or (2) Tax withholding is required which would not have been required had such return, statement, or other documentation been filed or provided or such obligations been fulfilled, Borrower’s obligation to make the increased payment otherwise required by this § 9.02(a) shall be limited to the amount which would have been required if such Indemnitee had filed or provided such return, statement, or other documentation or complied with such obligations.

Notwithstanding the foregoing, if any deduction or withholding of Taxes imposed by the United States government is required by Applicable Law (after taking into account any applicable treaty) with respect to any amount payable on any Note (other than to or for the benefit of an initial Lender), Borrower shall make, and Loan Trustee or the pertinent Lender(s) shall receive, such payment net of such required deduction or withholding, and Borrower shall not be required to make the additional payment otherwise required by this § 9.02(a) with respect to such deduction or withholding, unless, in the case of a transferee of any Lender, any such deduction or withholding is required as a result of any amendment to or change in Applicable Law, which amendment or change becomes effective after the date the pertinent Lender becomes a Lender hereunder (a “Change in Law”), in which case, Borrower shall make the additional payment otherwise required by this § 9.02(a), provided, however, that Borrower shall have no obligation to make an additional payment to a transferee Lender as a result of a Change in Law unless and until, such Lender provides Borrower written notice of such Change in Law as promptly as practicable after it obtains knowledge thereof. Borrower shall not be required to make any additional payment to a transferee Lender pursuant a Change in Law for any period prior to receipt by Borrower of such notice of such Change in Law. In the event that there is a Change in Law and Loan Trustee or a Lender (other than to or for the benefit of an initial Lender) becomes subject to a deduction or withholding requirement, (x) such Lender shall use reasonable efforts to transfer the affected Note to a branch or Affiliate located in a jurisdiction not affected by such withholding Tax or with respect to which a lower withholding Tax applies, if such transfer would not result in any economic disadvantage or adverse Tax consequences to such Lender and would not otherwise be disadvantageous (except to a de minimis extent)

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(unless, in the case of any economically quantifiable detriment, Borrower has agreed to indemnify against such detriment in a manner reasonably satisfactory to such Lender), and (y) if such transfer is not made, Borrower shall have the right to prepay (in part, if relevant) any affected Note, or to cause another entity to purchase any affected Note, for an amount equal to the unpaid principal amount of the affected Note (with no unindemnified adverse tax consequences to the affected Lender), together with interest thereon through the date of prepayment or purchase, without any breakage costs or any prepayment premium, plus all other Secured Obligations then due and payable to such Lender with respect to such Note. If such transfer is made, such Lender shall, as promptly as practicable, fulfill or cause to be fulfilled the obligations under § 9.02(k) with respect to any branch or Affiliate. A transferee Lender shall indemnify and hold harmless a Borrower for any withholding Taxes, including interest and penalties with respect thereto, that Borrower is required to pay as a direct result of such Lender’s failure to provide notice of a Change in Law as required by this § 9.02(a). Notwithstanding any other provision of this paragraph, a Lender (or Loan Trustee with respect to a Lender) shall be indemnified, to the extent provided for elsewhere in this § 9.02, for any deduction or withholding that is required because payments are made by Borrower from outside the United States. Regardless of the applicability of any other provision of this paragraph, if any deduction or withholding is required by Applicable Law with respect to payments by Borrower or Loan Trustee on any Note, Borrower shall promptly pay the full amount of such required deduction or withholding to the appropriate taxing authority (or to Loan Trustee for payment to the appropriate taxing authority) and deliver to the Lender as soon as practicable thereafter a receipt issued by such taxing authority or a statement of Borrower confirming the payment to such taxing authority of all amounts so required to be deducted or withheld.

Whether or not any of the transactions contemplated hereby or in any of the other Basic Documents are consummated, subject to § 9.02(b), Borrower shall pay, and shall indemnify and hold harmless on an After-Tax Basis each Indemnitee from and against, any and all fees, taxes, licenses, levies, imposts, duties, excises, assessments, charges, or withholding of any nature, together with any penalties, fines, additions to tax, or interest thereon, however imposed, whether levied or imposed upon such Indemnitee, Borrower, or an Aircraft or any part thereof, by any federal, state, or local taxing authority within the United States or any territory or possession thereof, or by any foreign or international taxing authority (all such fees, taxes, licenses, levies, imposts, duties, excises, assessments, charges, withholdings, penalties, fines, additions to tax, and interest thereon being “Taxes”) relating to (aa) an Aircraft or any Engine or any part or any interest therein, (bb) the acquisition, manufacture, purchase, mortgaging, financing, refinancing, ownership, delivery, nondelivery, redelivery, transport, location, lease, sublease, hire, assignment, alteration, improvement, possession, repossession, registration, deregistration, transfer of registration, presence, use, replacement, substitution, pooling, operation, insurance, installation, modification, rebuilding, overhaul, condition, storage, maintenance, repair, sale to, return, abandonment, preparation, transfer of title, acceptance, importation, exportation, rejection, or other disposition of an Aircraft, any Engine, any Part, or any interest in any of the foregoing; (cc) the rentals, receipts, income or earnings arising from the purchase, financing, refinancing, ownership, delivery, redelivery, leasing, subleasing, possession, use, operation, return, storage, or transfer of an Aircraft, any Part, or any interest in any of the foregoing; (dd) any Note, or issuance, acquisition, transfer, or assumption thereof, or refinancing thereof, or the payment of any amounts thereon; (ee) the execution, delivery, or performance of any of the Basic Documents or any future amendment, supplement, waiver, or consent thereto

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(requested or consented to by Borrower, or in connection with a Specified Default or any of the transactions contemplated thereby), or any proceeds or payments or amounts payable under any thereof; (ff) the property or the income or other proceeds with respect to the Collateral; or (gg) otherwise with respect to or in connection with the transactions contemplated by the Basic Documents.

Notwithstanding the foregoing, Borrower shall not be obligated to pay or indemnify an Indemnitee for any Taxes to the extent such Taxes are attributable to the following:

(i)    any Tax imposed on any Lender by withholding (other than withholding taxes for which a Lender may be indemnified hereunder pursuant to the first or third paragraphs of this § 9.02(a)) or otherwise based on, or measured by or with respect to net or gross income, net or gross receipts, capital, franchise, net worth, value added or conduct of business (other than any such Taxes that are in the nature of sales or use taxes, license or property taxes, ad valorem taxes or value added taxes to the extent not imposed in direct and clear substitution for an income tax), capital gains taxes, excess profits taxes, minimum and/or alternative minimum taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate or other similar taxes by any taxing authority in any jurisdiction as a result of such Lender’s being organized in, physically holding any Note in, or conducting business unrelated to the transactions contemplated by the Basic Documents;

(ii)    Taxes imposed with respect to any period following the payment by Borrower of all amounts due and payable under the Basic Documents, except to the extent coinciding with such event;

(iii)    Taxes imposed on or with respect to an Indemnitee’s transfer or other disposition of all or a portion of its interest in an Aircraft or any part thereof, the Collateral, any Note or Basic Document, unless (a) attributable to a transfer of an Aircraft to Borrower pursuant to the transactions contemplated under the Basic Documents on the Funding Date, (b) such transfer or disposition is pursuant to the replacement, modification or substitution of an Aircraft or any part thereof, or an Event of Loss or casualty (including such events occurring upon Borrower’s exercise of its rights or deemed exercise of its rights) under the Mortgage, or such transfer or disposition is attributable to an exercise of remedies pursuant to § 8 hereof during the continuation of an Event of Default;

(iv)    in the case of the Loan Trustee, Taxes on, with respect to, or measured by any trustee fees, commissions or compensation received by the Loan Trustee for services rendered under the Mortgage;

(v)    Taxes that have been properly paid by Borrower as transaction expenses under § 13.03 and timely and properly paid to the appropriate taxing authority;

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(vi)    Taxes imposed on Lender as a result of the breach of its ERISA representation set forth in § 13.06(d) of the Original Credit Agreement;

(vii)    any Tax to the extent that such Tax would not have been imposed but for the failure of such Lender to comply with any certification, documentation, or similar requirements concerning the nationality, residence, or identity of such Lender which, if properly complied with, would have resulted in an exemption from, or a reduced rate of, such Tax for which such Lender was otherwise eligible, provided that Borrower gave such Lender timely notice of such requirement, such Lender would suffer no adverse consequences by so complying, and Borrower has agreed to pay, and does pay after demand therefor, on an After-Tax Basis, all costs and expenses incurred by such Lender in so complying;

(viii)    any Tax imposed by means of withholding, other than any such Tax indemnified under the first or third paragraphs of § 9.02(a) hereof; or

(ix)    (A) Taxes which arise out of or are caused by a breach by such Lender of its obligations under the Basic Documents, and (B) Taxes to the extent resulting from the gross negligence or willful misconduct of such Lender other than any gross negligence or willful misconduct imputed to such Lender by reason of any action or inaction of (a) Borrower, (b) any lessee, or other Person in possession of an Aircraft or any part thereof, (c) any sublessor of an Aircraft, (d) the beneficial owner of an Aircraft, if other than such Lender, (e) a Lender if other than such Lender, or (f) any officer, director, agent, employee of any Person described in clauses (a) through (e) above.

(b)    Contests. If any written claim is made against any Indemnitee or if any proceeding is commenced against any Indemnitee for any Taxes as to which Borrower may have an indemnity obligation pursuant to § 9.02(a), such Indemnitee shall promptly notify Borrower of such written claim after such Indemnitee receives notice of such claim or proceeding; provided, that failure to provide such notice to Borrower shall not affect the obligation of Borrower to provide indemnification hereunder with respect to the Taxes that are the subject of such claim or proceeding unless and except to the extent that, (i) such failure (whether by adversely affecting a counterclaim or defense, or otherwise) increases the amount for which Borrower would have been liable in the absence of such failure, or (ii) such failure results in the imposition of, or an increase in the amount of, any penalties, interest, or additions to Tax related to the Tax which is the subject of such claim or proceeding.

Upon Borrower’s timely written request, such Indemnitee shall, in good faith, with due diligence, and at Borrower’s expense, contest the validity, applicability, or amount of such Taxes by, in such Indemnitee’s sole discretion after consultation with Borrower, (aa) resisting payment thereof, (bb) not paying the same except under protest, if protest is necessary and proper, or (cc) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, that the Indemnitee shall not be required to take or continue any action pursuant to this sentence (1) unless and until Borrower agrees to pay and shall timely pay, on an After-Tax Basis on demand to such

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Indemnitee all reasonable costs and expenses that such Indemnitee actually incurs in connection with and reasonably allocable to contesting such claim (including reasonable out of pocket costs, legal and accounting fees, penalties, interest, and additions to tax); (2) while a Specified Default has occurred and is continuing, unless Borrower provides security for its obligations under this § 9.02 reasonably satisfactory to such Indemnitee; (3) if the Indemnitee decides to pay the Tax prior to the contest, Borrower provides to the Indemnitee an interest-free advance in an amount equal to the Tax which the Indemnitee is required to pay and shall, in such case, pay any additional amount required to hold such Indemnitee harmless against any adverse Tax consequences arising from such advance (and if such contest is finally determined adversely, the amount of such advance shall be applied against Borrower’s obligation to indemnify the Indemnitee against the Tax which is the subject of such contest), (4) if the action to be taken will involve any risk of criminal liability on the Indemnitee or a material risk of a sale, forfeiture, or loss of any Item, or the creation of any Lien other than Liens for the Taxes being contested unless Borrower posts a bond or other security reasonably satisfactory to the Indemnitee in respect to such risk (other than in the case of a risk of criminal liability), and (5) if in the case of an income tax contest, unless and until the Indemnitee shall have received from Borrower’s independent tax counsel (reasonably acceptable to such Indemnitee) a written opinion to the effect that a reasonable basis, within the meaning of ABA Formal Opinion No. 85-352, or successor thereto, exists for making such claim or not paying such Tax.

Any contest conducted pursuant to the preceding paragraph shall, at such Lender’s option, be conducted by such Lender or Borrower in the name of Borrower or such Lender (unless, in such Lender’s judgment such contest by Borrower is reasonably likely to have a materially adverse impact on Lender’s business or operations, in which case Lender may retain or reassert control over the contest). If Borrower satisfies the conditions imposed on it in this § 9.02(b) and an Indemnitee nevertheless fails to comply with its obligation to contest as provided in this § 9.02(b) and refuses to permit Borrower to contest under and as and to the extent required by this § 9.02(b), then Borrower shall not be obligated to indemnify such Indemnitee for such claim or for any other claim to the extent that such failure to contest or to permit a contest (i) increases the amount for which Borrower would have been liable in the absence of such failure, or (ii) results in the imposition of, or an increase in the amount of, any penalties, interest, or additions to Tax related to the Tax which is the subject of such claim or proceeding.

In addition, subject to the terms of the preceding paragraph, the Indemnitee shall not settle, concede, or compromise any contest without Borrower’s prior written consent unless the Indemnitee forgoes its right to be indemnified for such claim, and any such settlement, concession, or compromise without the prior written consent of Borrower shall constitute a waiver of such Indemnitee’s rights to indemnification hereunder with respect to such claim and any other related claim for which a successful contest is adversely affected in any material respect because of such settlement, concession, or compromise. If the settlement proposal of a claim is acceptable to the Indemnitee but is unacceptable to Borrower, Borrower shall inform such Indemnitee of the amount for which Borrower would be willing to settle such claim and such Indemnitee may accept the settlement proposal; provided, that the amount of any indemnity payment which Borrower shall be required to pay to such Indemnitee under § 9.02(a) in respect of such claim shall not exceed the amount for which Borrower would have been willing to settle such claim. Such Indemnitee shall promptly return such portion of any amounts (including any

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“gross up” paid thereon), previously advanced by Borrower for the payment of the Taxes which were the subject of the contest, (other than expenses of the contest) as exceeds the amount to which Borrower did not withhold its consent. If Borrower notifies such Indemnitee that the settlement proposal is unacceptable to Borrower, the Indemnitee shall treat such notification as Borrower’s request that such Indemnitee contest such claim for Taxes, in which case Borrower’s and such Indemnitee’s rights and obligations with respect to such taxes shall be as provided in this § 9.02(b) without regard to the settlement proposal. If requested to do so by Borrower, and all conditions to contest set forth in this § 9.02(b) have been satisfied, an Indemnitee will appeal, or permit Borrower to appeal, an adverse administrative or judicial opinion, provided that, an Indemnitee will not be required to appeal any decision to the United States Supreme Court or any similar court in a jurisdiction outside the United States.

Nothing in this § 9.02(b) shall require any Indemnitee to contest or permit the contest of a claim which it would otherwise be required to contest pursuant to this § 9.02(b) if such Indemnitee waives payment by Borrower of (x) any amount that might otherwise be payable by Borrower under this § 9.02 by way of indemnity in respect of such claim, and (y) any other amount that might otherwise be payable by Borrower by way of indemnification in respect of any other claim for which a successful contest is adversely affected in any material respect because of such failure to contest. In such event, such Indemnitee shall reimburse Borrower for all amounts paid by or on behalf of Borrower with respect to such non-contested claim other than the expenses of the contest.

If any Indemnitee actually obtains a refund (or would have actually received such a refund but for offset by matters not indemnifiable by Borrower under § 9.02(a)) of all or any part of any Tax paid or reimbursed by Borrower, such Indemnitee shall promptly pay to Borrower the amount equal to the lesser of (x) the amount of such refund (or the amount of such offset) plus any interest thereon (less any Taxes imposed on such Indemnitee with respect to such interest) received from the relevant taxing authority (or which would have been received with respect to the amount of such an offset) plus the amount of any Tax benefits realized by such Indemnitee as a result of such payment (and net of any net Tax detriment resulting from the receipt of the refund and any interest thereon), and (y) the sum of (i) such Tax payment by Borrower to such Indemnitee plus (ii) any interest received by such Indemnitee with respect to such refund or offset plus (iii) any other payment (other than the expenses of any applicable contest) by Borrower to such Indemnitee with respect to such Tax payment theretofore made (and not theretofore repaid to Borrower) pursuant to § 9.02(a); provided, such amount shall not be payable (a) before such time as Borrower shall have made all payments or indemnities then due and owing to such Indemnitee by Borrower pursuant to the Basic Documents, (b) while a Specified Default has occurred and is continuing, or (c) to the extent the amount of such payment by such Indemnitee exceeds the aggregate amount paid by Borrower to the Indemnitee pursuant to § 9.02(a) with respect to such Tax (net of any amounts paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such amounts) other than the expenses of the contest less the aggregate amount of all prior payments with respect to such Tax by such Indemnitee to Borrower pursuant to this paragraph. Any subsequent loss or disallowance of such refund (as a result of a re-determination of the claim giving rise to such refund by any taxing authority or as a result of a judicial proceeding with respect to such claim) or tax benefit shall be treated as a Tax subject to indemnification under § 9.02(a) without regard to the exclusions in § 9.02(a). If an Indemnitee receives an award of attorneys’ fees in a contest

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for which Borrower has paid an allocable portion of the contest expenses, such Indemnitee shall pay to Borrower that portion of the award that is directly related to the issues contested with respect to a Tax indemnified under § 9.02(a), taking into account the rules applicable to obtaining such an award and any decision of the court in making such award up to the amount of attorneys’ fees actually paid by Borrower in connection with such contest.

(c)    Payments and Repayments. All Taxes shall be paid when due and payable to the appropriate taxing authority, and all amounts payable as indemnities pursuant to this § 9.02 shall be payable, to the extent not theretofore paid, promptly, on written demand by the appropriate Indemnitee, but in any event within 30 days, except that Taxes being contested pursuant to § 9.02(b) shall not be required to be paid, subject to clause (3) in the second paragraph of § 9.02(b), before the Final Determination of such contest. For the purposes of this § 9.02(c), a “Final Determination” is (1) a decision, judgment, decree or other order by any court of competent jurisdiction, that occurs pursuant to the provisions of § 9.02(b), which decision, judgment, decree or other order has become final after all allowable appeals by either party to the action have been exhausted or the time for filing such appeals has expired, (2) a closing agreement entered into in accordance with § 9.02(b), that has become binding and is not subject to further review of appeal (absent fraud or misrepresentation, etc.), (3) the expiration of the time for instituting suit with respect to the claimed deficiency or (4) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto. If, for any reason, Borrower makes any payment with respect to any Taxes imposed on any Indemnitee in respect of the transactions contemplated by the Basic Documents or on an Aircraft, which Taxes are not the responsibility of Borrower with respect to such Indemnitee under this § 9.02, then such Indemnitee shall pay to Borrower within 30 days of Borrower’s demand therefor an amount that equals the amount paid by Borrower with respect to such Taxes, plus interest at the Interest Rate from the date paid by Borrower to the date repaid to Borrower by such Indemnitee.

(d)    Reports and Returns. If any report or return is required to be made with respect to Taxes that are Borrower’s obligations under this § 9.02, Borrower shall, at its sole expense, in a timely and proper fashion, (x) to the extent required or permitted by law, make and file in its own name such return or report, and (y) in the case of any such return or report required to be made in the name of any Indemnitee, inform such Indemnitee of such fact and prepare such return or report for filing by such Indemnitee in a manner reasonably acceptable to the Indemnitee or, where such return or report is required to reflect items in addition to any obligations of Borrower under or arising out of this § 9.02, provide such Indemnitee with information sufficient to permit such return or report to be properly made and timely filed with respect to any Taxes that are obligations of Borrower under this § 9.02 no later than 30 days prior to the filing date of such return or report. Each Indemnitee shall provide to Borrower such information (other than tax returns) within that Indemnitee’s possession or control as is reasonably necessary for Borrower to complete and file any such report or return properly.

(e)    Receipts and Records. Borrower shall use reasonable efforts to obtain official receipts indicating the payment of all Taxes that are subject to indemnification under § 9.02(a) and that are paid by Borrower, and shall promptly on request send to the Indemnitee each such receipt obtained by Borrower or other such evidence of payment as is reasonably acceptable to such Indemnitee and reasonably available to Borrower. Within a reasonable time

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after Borrower receives from an Indemnitee a written request for specified information or copies of specified records reasonably necessary to enable an Indemnitee to fulfill its Tax filing, Tax audit or other Tax obligations or to contest Taxes imposed upon it, Borrower shall provide such information or copies of such records to the requesting party.

(f)    Borrower a Primary Obligor. Borrower’s obligations under the indemnities provided for in this Agreement are those of a primary obligor whether or not the Indemnitee is also indemnified against the same matter under any other Basic Documents or any other document or instrument, and the Person seeking indemnification from Borrower may proceed directly against Borrower without first seeking to enforce any other right of indemnification.

(g)    Payments on After-Tax Basis. Each payment and indemnity under § 9.02(a) shall be made on an After-Tax Basis. If any Indemnitee realizes any credits, deductions, or other tax benefits (or would have realized such a benefit if properly claimed) by reason of such payment or indemnity or, to the extent not otherwise taken into account in the computation of such payment or indemnity, as a result of the imposition or payment of any Tax with respect to which an indemnity has been paid hereunder, such Indemnitee shall pay to Borrower an amount equal to the lesser of (1) the sum of the amount by which such credits, deductions, and other tax benefits reduces the Taxes of such Indemnitee plus any tax benefit realized minus any tax detriment realized as a result of any payment made pursuant to this clause (1) and (2) the amount of such payment by Borrower to or for the account of such Indemnitee plus the amount of any other payments pursuant to § 9.02(a) (other than the expenses of any applicable contest) by Borrower to or for the account of such .Indemnitee theretofore made with respect to such payment and not already paid to Borrower pursuant to § 9.02(g); provided, that any amount due to Borrower pursuant to this sentence shall be withheld to the extent of any payment or indemnity then due from Borrower to or on behalf of such Indemnitee pursuant to the Basic Documents and not made (and any amount so withheld shall not be payable before such time and to such extent as Borrower shall have made such payments or indemnities), provided, further, such amount shall not be payable while a Specified Default shall have occurred and be continuing or to the extent that the amount of the payment by such Indemnitee exceeds the aggregate amount paid by Borrower to the Indemnitee pursuant to § 9.02 (net of any amounts paid in respect of taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such amounts) other than the expense of any applicable contest less the aggregate amount of all prior payments by such

Indemnitee to Borrower pursuant to this paragraph, but such excess shall be carried forward and reduce Borrower’s obligations to make subsequent payments to the Indemnitee pursuant to § 9.02. Any Taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of a tax benefit referred to in the first sentence of this § 9.02(g) in a subsequent taxable year shall be indemnifiable pursuant to § 9.02(a) (without regard to the exclusions in § 9.02(a)).

In determining the order in which any Indemnitee utilizes withholding or other foreign taxes as a credit against such Indemnitee’s United States income taxes for any taxable year, such Indemnitee shall be deemed to utilize (i) first, all foreign taxes other than those described in clause (ii) below; provided, in the case of a Lender, that such other foreign taxes which are carried back to the taxable year for which a determination is being made shall be deemed utilized after foreign taxes described in clause (ii) below, and (ii) then, on a pro rata

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basis, all foreign taxes with respect to which such Indemnitee is entitled to obtain indemnification pursuant to an indemnification provision contained in any loan agreement, or other financing document (including this Agreement) that is similar to the indemnification provision in this § 9.02.

(h)    Interest. Borrower will pay to each Indemnitee, on demand, to the extent permitted by Applicable Law, interest at the Interest Rate applicable to such Indemnitee plus 1% per annum on the amount of any indemnity not paid when due pursuant to this § 9.02, until it is paid. Such interest shall be paid in the same manner as the unpaid amount on which it is due. An Indemnitee will pay to Borrower, on demand, to the extent permitted by Applicable Law, interest at the Interest Rate applicable to such Indemnitee plus 1% per annum on the amounts of any payment required hereunder to be made by such Indemnitee to Borrower not paid when due pursuant to this § 9.02, until it is paid.

(i)    Survival. All indemnities, obligations, adjustments, and payments provided for in this § 9.02 shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Agreement or any other Basic Document. The obligations of Borrower in respect of all such indemnities, obligations, adjustments, and payments are made for the benefit of, and shall be enforceable by, the Indemnitee entitled thereto, without declaring any Basic Document to be in default or taking any other action hereunder or thereunder, and notwithstanding any provision of the Mortgage or any other Basic Document.

(j)    Required Forms. Borrower agrees to the extent required by Applicable Law with respect to payments by it or by Loan Trustee, to withhold from each payment due hereunder or under any Note United States federal withholding Taxes at the appropriate rate, and, on a timely basis, to deposit such amounts with an authorized depository and make such reports, filings, and other reports in connection therewith, and in the manner, required under Applicable Law. Borrower shall furnish no later than March 15 of each year to each Lender a U.S. Treasury Form 1042S (or similar forms at any relevant time in effect), if applicable, indicating payment in full of any Taxes withheld from any payments by Borrower to such Lender together with all such other information and documents reasonably requested by such Lender and necessary or appropriate to enable such Person to substantiate a claim for credit or deduction with respect thereto for income tax purposes of any jurisdiction with respect to which such Person is required to file a tax return.

Each Lender who is a not a U.S. person (as defined in Code § 7701(a)(30), such person a “Non-U.S. Person.”)) or who is a trustee or agent for a Non-U.S. Person shall deliver to the Loan Trustee and the Borrower on the Closing Date a complete original signed copy of Internal Revenue Service Form W-8ECI, Form W-8BEN or W-8EXP, as applicable, evidencing such Lender’s qualification for a reduction of, or complete exemption from, United States federal withholding tax on all interest payments made under the Mortgage and any Note, in each case, to the extent properly available under applicable law or any applicable treaty. On or prior to the date on which all or any portion of any Note is transferred to a subsequent Lender who is a Non-U.S. Person, or who is a trustee or agent for a Non-U.S. Person, such subsequent Lender shall deliver to the Loan Trustee and the Borrower: (aa) a complete original signed copy of Internal Revenue Service Form W-8BEN (or successor thereto) evidencing such subsequent Lender’s qualification for a reduction of, or complete exemption from, withholding of United States

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federal income tax on interest payments made under the Mortgage and any Note during the taxable year of such Lender to which such Form W-8BEN relates, (bb) a complete original signed copy of Internal Revenue Service Form W-8BEN (or successor thereto) evidencing such subsequent Lender’s qualification for a complete exemption from, or in the case of a Change in Law, a partial exemption from, withholding of United States federal income tax on all interest payments made under the Mortgage and any Note on the basis of any treaty between the United States and the country in which such Lender is a resident (or under the laws of which such Lender is entitled to the benefits of such treaty) during the taxable year of such Lender to which such Form W-8BEN relates, or (cc) a complete original signed copy of Internal Revenue Service Form W-8ECI (or successor thereto) evidencing the Lender’s qualification for a complete exemption from withholding of United States federal income tax on interest payments made under the Mortgage and any Note during the taxable year of such Lender to which such Form W-8ECI relates, in each case, to the extent properly available under applicable law or any applicable treaty. From time to time thereafter as is necessary to evidence a Lender’s properly available qualification for a reduction of, or complete exemption from, withholding of United States federal income tax on all interest payments under the Mortgage and any Note, each Lender upon timely notice by Borrower, shall deliver to the Loan Trustee and the Borrower additional complete signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN, or W-8EXP as applicable (or any successor form(s)) evidencing such qualification. Notwithstanding the foregoing, each Lender hereby agrees to provide prompt notice to the Loan Trustee and Borrower of any change or event which would cause the Forms to be invalid. If and for any period during which the provisions of this § 9.02(k) are not satisfied by or with respect to a Lender, § 9.02(a) shall not require the Borrower to indemnify with respect to any resulting withholding of U.S. federal income taxes imposed on or with respect to such Lender as a result of such noncompliance for the periods to which such non-compliance relates (if such indemnification would otherwise be required pursuant to the terms of such § 9.02(a)), and the Borrower shall deduct and withhold any. U.S. federal income taxes as required by law from interest payments made under the Mortgage and any Note.

Section 10.    Yield Protection.

10.01    Additional Costs. (a) Borrower shall pay directly to each Lender from time to time such amounts as such Lender reasonably determines are necessary to compensate such Lender, on an after-tax basis, for any costs which are attributable to its purchase or holding of any Notes hereunder or the funding arrangements in respect thereof, or any reduction in any amount effectively receivable by such Lender in respect of any of such Notes, resulting from any Regulatory Change which imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary), or changes in interpretation of such requirements or other similar measures effectively imposed or directed by public controlling bodies. Each Lender will notify Borrower of any event occurring after the date of this Agreement which will entitle that Lender to compensation pursuant to this § 10.01 as promptly as practicable after it obtains knowledge thereof, if it determines to request such compensation. Each Lender will furnish Borrower with a certificate setting forth the basis and amount of each request by such Lender for compensation under this § 10.01. No indemnity shall be payable under this § 10.01: (aa) for any costs accruing earlier than such notice by such Lender to

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Borrower, (bb) unless such Lender is seeking similar compensation for such costs from its borrowers generally in connection with aircraft loan or aircraft leveraged lease financings, or (cc) to the extent caused by a Lender’s relocation or by its voluntary relocation of its Note(s).

(b)    Determinations and allocations by any Lender for purposes of this § 10.01 of the effect of any Regulatory Change pursuant to § 10.01 on such Lender’s costs or rate of return of maintaining any Note, or on amounts receivable by it in respect of any Note, and of amounts required to compensate such Lender under this § 10.01, shall be made by such Lender reasonably and in good faith and shall be conclusive, subject only to verification, upon Borrower’s request, in accordance with the procedures set forth in § 9.02(g).

10.02    Substitute Office or Rate for Notes. If any Lender’s Notes become eligible for compensation pursuant to § 10.01 (Notes of such type being herein called “Affected Notes”), if Borrower so requests, then such Lender will promptly designate a different lending office (if available) for booking its holdings of affected Notes, or transfer such Affected Notes to another of its branches or Affiliates, if such designation or transfer would eliminate or reduce Borrower’s payment obligations under § 10.01 as to any of its Affected Notes and would not have materially disadvantageous regulatory or tax consequences to such Lender uncompensated for by Borrower reasonably determined by such Lender in good faith; provided that, notwithstanding the foregoing, no Lender shall be obligated to take any action that would, in its reasonable judgment, cause such Lender to incur any loss or cost reasonably deemed by such Lender to be material, unless Borrower agrees to reimburse such Lender hereunder. To the extent that any such designation or transfer does not eliminate such compensation or suspension, such Lender and Borrower shall negotiate in good faith to arrive at a substitute rate. Upon the determination of a substitute rate, interest on such Affected Notes shall (but only to the extent held by such Lender) accrue at such substitute rate instead of the interest rate(s) at which such Affected Notes would have otherwise accrued. For the avoidance of doubt, if such Lender and Borrower cannot arrive at a substitute rate, then Borrower shall compensate such Lender pursuant to § 10.01, and Borrower shall have the right to prepay the existing Notes, if any, on and subject to the terms of § 4.02.

Section 11.    Loan Trustee

11.01    Appointment; Powers and Indemnities.

(a)    Each Lender hereby irrevocably appoints and authorizes U.S. Bank to act as Loan Trustee hereunder and in respect of the other Basic Documents, with the power to execute and deliver this Agreement and the other Basic Documents to which it is to be a party, including the Notes, and any other agreements, instruments, or documents (including UCC continuation statements) in which Loan Trustee is shown as a party in the forms delivered from time to time by the Lenders to Loan Trustee for execution and delivery and, subject to the terms of this Agreement, to exercise its rights and perform its duties under such documents in accordance with their terms, and with such other powers as are reasonably incidental thereto. U.S. Bank accepts the trusts and duties created by this Agreement and, as Loan Trustee, agrees to those trusts and duties on the terms hereof, including receiving and disbursing all money that it receives as part of the Collateral upon the terms of this Agreement. Except with respect to any representation, warranty, or covenant expressly made by Loan Trustee in any Basic Document,

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(i) Loan Trustee shall have no duties or responsibilities except those expressly set forth in this Agreement and (ii) Loan Trustee shall not be responsible to any Lender (or to any other party) for any recitals, statements, representations, or warranties contained in this Agreement or any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Basic Document, or any other document referred to or provided for herein or therein or for any failure by Borrower or any third party to perform any of its obligations hereunder or thereunder. Loan Trustee may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither U.S. Bank nor Loan Trustee nor any of U.S. Bank’s directors, officers, employees, or agents shall be liable or responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Basic Document, or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct or for U.S. Bank’s failure to use ordinary care in handling funds.

(b)    Loan Trustee shall not be obligated to take any action or refrain from taking any action under any Basic Document that might in its reasonable judgment impose upon it any liability unless it is indemnified, in form and substance satisfactory to Loan Trustee, which indemnity may be furnished by any Lender.

(c)    Loan Trustee shall not have any duty or obligation to any Lender to manage, control, use, operate, store, lease, sell, dispose of, or otherwise deal with the Aircraft or any part of the Collateral, or otherwise to take or refrain from taking any action under, or in connection with, any Basic Document to which Loan Trustee is a party, except as expressly provided by the terms hereof or any other Basic Document, or as specified in written instructions not inconsistent with § 13.04 and from a Majority in Interest of Lenders as to the Notes or related Collateral affected by such actions.

11.02    Reliance by Loan Trustee. Loan Trustee may rely upon, and shall not be bound or obligated to make any investigation into the facts or matters stated in, any certificate, notice, or other communication (including any thereof by telephone or fax) believed by it to be genuine and correct and to have been made, signed, or sent by or on behalf of the proper Person or Persons, and upon advice and statements of outside legal counsel, independent accountants, and other experts selected by Loan Trustee (and Loan Trustee shall not be liable to any Lender for anything that Loan Trustee does, suffers, or omits in good faith in accordance with the advice or opinion of any such counsel, accountants, or experts within such Person’s or Persons’ particular area of competence, provided that Loan Trustee has exercised due care in selecting such counsel, accountants, or other experts). As to any matters not expressly provided for by this Agreement, Loan Trustee shall as to all Lenders be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions not inconsistent with § 13.04 and signed by a Majority in Interest of Lenders and such instructions of a Majority in Interest of Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

11.03    Defaults. Loan Trustee shall not be deemed to have knowledge of the occurrence of a Default unless Loan Trustee has received actual written notice from a Lender or from Borrower, specifying such Default and stating that such notice is a “Notice of Default”. If Loan

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Trustee receives actual notice of the occurrence of a Default, Loan Trustee shall give prompt notice thereof to each Lender and to Borrower. Loan Trustee shall (subject to § 11.07) take action with respect to such Default as directed by a Majority in Interest of Lenders; provided, that, unless and until Loan Trustee receives such directions, Loan Trustee may take such action, or refrain from taking such action, with respect to such Default as it deems advisable in the best interest of the Lenders.

11.04    Rights as a Lender. With respect to any loan made or acquired by it, U.S. Bank, in its capacity as a Lender hereunder, shall have the same rights, powers, and obligations hereunder as any other Lender and may exercise the same as though it were not acting as Loan Trustee, and the term “Lender” or “Lenders” shall, unless the context otherwise requires, include U.S. Bank in its individual capacity. U.S. Bank and its Affiliates may (without having to account therefor to any Lender) lend money (on a secured or unsecured basis) to, and generally engage in any kind of other business with, Borrower, and any of Borrower’s Affiliates, as if U.S. Bank were not acting as trustee hereunder.

11.05    Indemnification. Each Lender shall indemnify Loan Trustee (to the extent not reimbursed under § 9 hereof but without limiting the obligations under § 9), ratably in accordance with the aggregate principal amount of the Notes held by such Lender, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind and nature whatsoever that may be imposed on, incurred by, or asserted against Loan Trustee in any way relating to or arising out of this Agreement or any other document contemplated by or referred to herein or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents; provided, that no Lender shall be liable for any of the foregoing to the extent they arise from Loan Trustee’s gross negligence or willful misconduct.

11.06    Nonreliance on Loan Trustee or Lenders. Each Lender agrees that it has, independently and without reliance on Loan Trustee or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its own decision to become a lender under the Basic Documents and that such Lender will, independently and without reliance upon Loan Trustee or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking action under this Agreement and the Basic Documents to which it is a party. Loan Trustee shall not be required to keep itself informed as to the performance or observance by Borrower of any other document referred to (directly or indirectly) or provided for herein or therein or to inspect the properties or books of any such entity. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by Loan Trustee hereunder, Loan Trustee shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of Borrower or any of its Affiliates that may come into the possession of Loan Trustee or any of its Affiliates. Except as otherwise specifically required herein, Loan Trustee shall not be required to forward to the Lenders any notices, reports, or other documents and information otherwise required to be forwarded to the Lenders by any other party to the Basic Documents.

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11.07    Failure to Act. Except for action expressly required of Loan Trustee hereunder, Loan Trustee shall as to all Lenders be fully justified in failing or refusing to act unless it is indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

11.08    Investment of Funds. Except as otherwise provided in § 7.03 of the Mortgage, any money held by Loan Trustee hereunder as part of the Collateral shall, until paid out by Loan Trustee as herein provided, be held by Loan Trustee for the purposes for which held, and Loan Trustee shall not have any liability for interest upon any such money, and such money need not be invested or reinvested except as provided in this § 11.08. Any amounts held by Loan Trustee pursuant to this § 11.08 shall be invested by Loan Trustee from time to time (unless the costs of the investment would exceed the gains reasonably anticipated therefrom) in obligations of, or fully secured by, the United States or Canadian government maturing in not more than 30 calendar days. Loan Trustee shall have no liability for any loss resulting from any such investment. Loan Trustee may sell any such investment (without regard to maturity date) whenever necessary to make any distribution required by any provision of § 12. Except as otherwise provided in § 7.03 of the Mortgage, Loan Trustee shall hold and apply any income realized as a result of any investment pursuant to this § 11.08 in the same manner as the payments held by Loan Trustee pursuant to § 12.

11.09    Loan Trustee’s Representations and Warranties.

(a)    Neither any Lender nor Loan Trustee makes any representation or warranty as to the sufficiency, validity, legality, or enforceability of any Basic Document, or as to the correctness of any statement contained in any thereof, except as expressly set forth in this Agreement. Neither any Lender nor Loan Trustee makes any representation as to the value or condition of the Collateral or any part thereof, or as to the title thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any security at any time pledged and deposited with Loan Trustee hereunder.

(b)    U.S. Bank represents and warrants that:

(1)    neither it nor anyone authorized to act on its behalf has directly or indirectly offered any beneficial interest or security interest relating to any Aircraft or any interest in any Note for sale to, or solicited any offer to acquire any such interest or security from, any Persons other than the Lenders in such a manner as to require any of the Notes, or documents signifying security interests to be registered under the Securities Act of 1933, as amended, and that it has no present intention of reselling any Note or any interest therein; provided, that the foregoing shall not be deemed to impose responsibility with respect to any such offer, sale, or solicitation by any other Person;

(2)    it has all power, authority, and legal right under the laws of the United States to execute, deliver, and carry out the terms of each of the Basic Documents to which Loan Trustee is a party;

(3)    Loan Trustee has duly authorized the execution and delivery of this Agreement and the other Basic Documents to which it is a party;

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(4)    its execution and delivery of each Basic Document to which it is a party will not result in any violation of, or be in conflict with, or constitute a default under, any of the provisions of its charter or by-laws, or of any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license, bank loan, credit agreement, or other agreement to which it is a party or by which it is bound, or any law, judgment, governmental rule, regulation, or order of any U.S. governmental authority or agency; and

(5)    neither Loan Trustee’s execution and delivery, of the Basic Documents to which it is a party, nor Loan Trustee’s consummation of any of the transactions contemplated thereby, requires the consent or approval of, giving of notice to, or registration with any U.S. governmental authority or agency.

11.10    [Intentionally Omitted.]

11.11    Action Upon Written Instructions. Subject to the terms of §§ 11.03, 11.12, and 11.13, upon the written instructions not inconsistent with § 13.04 at any time and from time to time of a Majority in Interest of Lenders, Loan Trustee will take such actions as are specified in such instructions, including the following actions: (a) give such notice or direction or exercise such right, remedy, or power hereunder or under any of the Basic Documents to which Loan Trustee is a party, or in respect of all or any part of the Collateral, or take such other action as is specified in such instructions; (b) take such action to preserve or protect the Collateral (including the discharge of any Liens) as is specified in such instructions; and (c) approve as satisfactory to it all matters required by the terms of the Basic Documents to be satisfactory to Loan Trustee, and, except as otherwise provided in § 11.03 or in the last sentence of this § 11.11, without written instructions not inconsistent with § 13.04 of a Majority in Interest of Lenders, Loan Trustee shall not approve any such matter as satisfactory to it. Upon the written instructions not inconsistent with § 13.04 of a Majority in Interest of Lenders, Loan Trustee will authorize, execute, and file any financing statement (and any continuation statement with respect to any such financing statement) or similar document relating to the security interests and assignments created by the Basic Documents as is specified in such instructions and accompanies such instructions (and Loan Trustee shall have no duty to authorize, execute, or file any financing statement, continuation statement, or any other documents of the type referred to in this sentence unless it receives such written instructions and a final form of such statement or document). If Loan Trustee is unsure of the application of any provision of this Agreement or any other agreement relating to the transactions contemplated hereby, Loan Trustee may request and rely upon instructions not inconsistent with § 13.04 of a Majority in Interest of Lenders, but if Loan Trustee does not receive such instructions from the Majority in Interest of Lenders within 20 days after the date of such request, until instructed otherwise Loan Trustee may, but shall be under no duty to, take or refrain from taking such action as it deems advisable in the best interests of the Lenders.

11.12    Expenses.

(a)    Expenses After Default. While an Event of Default exists, Loan Trustee shall not be under any obligation to any Lender to take any action under any of the Basic Documents (including action under § 11.13) if U.S. Bank reasonably determines, or is advised by

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independent counsel, that such action is contrary to the terms of the Basic Documents to which Loan Trustee is a party, or is otherwise contrary to law, and unless and until requested in writing to do so in a manner not inconsistent with § 13.04 by a Majority in Interest of Lenders and furnished, from time to time as it may require, with reasonable security and indemnity, satisfactory to U.S. Bank, from the Lenders against the costs, expenses, and liabilities which it might incur in compliance with such requests or direction.

(b)    Expenses for Actions Upon Written Instructions. Loan Trustee shall not be obligated to any Lender to take any action under § 11.03 or § 11.11 unless Loan Trustee shall have been furnished, from time to time as it may require, with reasonable security and indemnity, satisfactory to Loan Trustee, from the Lenders, against the costs, expenses, and liabilities which it might incur in complying with § 11.03 or § 11.11.

11.13    Procedures for Disposing of Collateral.

(a)    If an Event of Default exists, Loan Trustee shall, upon written instruction from a Majority in Interest of Lenders, declare all or part of the Secured Obligations due and payable to the extent permitted by § 8.02. Thereafter, the Majority in Interest of Lenders shall have the sole responsibility for directing Loan Trustee in the enforcement of rights and remedies, pursuant to the Basic Documents, as to the item(s) of Collateral, including the time and manner of repossessing and remarketing of such Collateral.

(b)    Any assignment, sale, transfer, or other conveyance of the Collateral by Loan Trustee made pursuant to the terms hereof or of the other Basic Documents to which it is a party shall bind the Lenders and shall be effective to assign, sell, transfer, or convey all right, title and interest of Loan Trustee and the Lenders that it purports to assign, sell, transfer, or otherwise convey in and to the Collateral. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency, or regularity of such assignment, sale, transfer, or conveyance or as to the application of any sale or other proceeds with respect thereto by Loan Trustee.

11.14    Appointment of Additional Trustee or Co-Trustee.

(a)    At any time(s), for the purpose of meeting the legal requirements of the Transportation Code, Loan Trustee shall have power to appoint one or more Persons to act as additional trustee(s) or co-trustee(s) as to all or any part of the Collateral, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person(s) any property, title, right, or power deemed necessary or desirable, subject to the remaining provisions of this § 11.14.

(b)    Every additional trustee or co-trustee shall to the extent permitted by law be appointed subject to the following terms:

(1)    The rights, powers, duties, and obligations conferred or imposed upon any such trustee or co-trustee shall not be greater than those conferred or imposed upon Loan Trustee, and such rights and powers shall be exercisable only jointly with Loan Trustee, except to the extent that, under any law of any jurisdiction in which any particular act(s) are to be performed, Loan Trustee shall be unqualified to perform such

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act or acts, in which event such rights and powers shall be exercised by such trustee or co-trustee subject to § 11.14(b)(4).

(2)    Loan Trustee may at any time, by an instrument in writing executed by it, accept the resignation of or remove any trustee or co-trustee appointed under this § 11.14.

(3)    No trustee or co-trustee hereunder shall be liable by reason of any act or omission of any other trustee or co-trustee hereunder.

(4)    No power given to such trustee or co-trustee shall be separately exercised hereunder by such trustee or co-trustee except with the consent in writing of Loan Trustee, anything herein contained to the contrary notwithstanding.

(c)    Upon the acceptance in writing of such appointment by any such trustee or co-trustee, it shall be vested with the estates, properties, rights, powers, duties, and trusts specified in the instrument of appointment, subject to all the terms of the Basic Documents.

11.15    Resignation of Trustee; Appointment of Successor.

(a)    Resignation or Removal. U.S. Bank or any successor acting as trustee hereunder may resign at any time without cause by giving at least 60 days’ prior written notice to all the Lenders and Borrower, such resignation to be effective when the successor trustee accepts its appointment under § 11.15(b). In addition, a Majority in Interest of Lenders at any time remove the institution serving as Loan Trustee hereunder without cause by so notifying such institution and Borrower, such removal to be effective when the successor trustee accepts its appointment under § 11.15(b). Upon such a resignation or removal, a Majority in Interest of Lenders may appoint a successor in writing. If no successor is appointed within 30 days after such notice of resignation or removal, then Loan Trustee, a Majority in Interest of Lenders, or Borrower may apply to any court of competent jurisdiction to appoint a successor to act until a successor is appointed as provided in this § 11.15(a). Any such appointment of a successor by a court shall immediately and without further act be superseded by the appointment of any successor by a Majority in Interest of Lenders, as provided above, within one year from the date of the appointment by such court.

(b)    Execution and Delivery of Documents, etc. Any successor trustee hereunder, however appointed, shall execute and deliver to the predecessor an instrument accepting such appointment, and thereupon, without further act, such successor shall become vested with all the estates, properties, rights, powers, duties, and trusts of the predecessor in the trusts hereunder as if originally named as “Loan Trustee” herein. Nevertheless, upon the written request of such successor, such predecessor shall execute and deliver an instrument transferring to such successor, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of such predecessor, and such predecessor shall duly assign, transfer, deliver, and pay over to such successor all money or other property then held by such predecessor upon the trusts herein expressed.

(c)    Qualification. Any successor trustee hereunder, however, appointed, must be a “citizen of the United States” within the meaning of Transportation Code § 40102(a)(15),

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and shall also be a bank or trust company organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $500 million, if there is then such an institution willing, able, and legally qualified to perform the duties of the trustee hereunder upon reasonable or customary terms.

(d)    Merger, etc. Any corporation into which the institution then serving as trustee hereunder is merged or converted or with which it is consolidated, or any corporation resulting from any merger, conversion, or consolidation to which such institution is a party, or any corporation to which substantially all the corporate trust business of such institution is transferred, shall, subject to § 11.15(c), be the Loan Trustee hereunder without further act.

Section 12.    Receipt, Distribution, and Application of Income.

12.01    Payment by Loan Trustee Generally. Subject to §§ 4.02, 12.02, 12.03, 12.04, and 12.05, (a) all payments (including prepayments under the first sentence of § 4.03 of this Agreement, except prepayments covered by § 12.02) of principal of and interest on any Note received by Loan Trustee shall be paid to the holder(s) of the Group of Notes pro rata in accordance with the principal and interest then due on the Group of Notes; and (b) each payment received by Loan Trustee as a result of Borrower’s voluntary prepayment of less than all the principal amount of a Note shall be paid to the holder(s) of the Group of Notes pro rata in accordance with the principal then due on the Group of Notes, for application to the unpaid interest accrued thereon, and to principal of such notes.

12.02    Payment upon Event of Loss. Upon the occurrence of an Event of Loss with respect to an Aircraft and the receipt of proceeds therefor by the Loan Trustee under § 7.01(b) of the Mortgage, Loan Trustee shall apply the proceeds to prepay the Note(s) for that Aircraft, and (subject to § 12.03) the remaining proceeds shall be paid to Borrower.

12.03    Payments After Event of Default. During the continuance of any Event of Default which would permit the acceleration of any Notes, all payments received by Loan Trustee and all amounts then held by Loan Trustee on behalf of Lenders, in each case received in respect of any Notes, the Aircraft or other Collateral, shall be applied in the following order of priority:

 First, to pay all proper fees, charges, expenses, or advances made or incurred by Loan Trustee or in the collection or distribution of such payment or otherwise in respect of the Group of Notes in accordance with the provisions of the Related Credit Agreements, or the Related Mortgages, and of any and all other sums then owing to Loan Trustee in respect of the Group of Notes by Borrower under the Related Basic Documents (including any amount payable by or for the account of Loan Trustee in respect of the Group of Notes under § 9.04(b) of each Related Mortgage), without priority of one holder of any of the Group of Notes over any other, in the proportion that the unreimbursed total of such amounts of each such holder on such date of application bears to the outstanding total of all such holders on such date of application;

 Second, to pay to the then-existing and prior holders of the Group of Notes all proper fees, charges, expenses (including expenses under § 13.03, and all amounts payable under § 9, of each Related Credit Agreement), and advances made or incurred by

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such then-existing and prior holders in respect of the Group of Notes and for which Borrower is responsible pursuant to the Related Basic Documents (to the extent not previously reimbursed), without priority of one holder of any of the Group of Notes over any other, in the proportion that the unreimbursed total of such amounts of each such holder on such date of application bears to the outstanding total of all such holders on such date of application;

 Third, to pay in full the unpaid interest on the Group of Notes due to the date of distribution (as well as interest on overdue principal and, to the extent permitted by applicable law, overdue interest at the rate set forth in § 4.05), and the then-outstanding principal of the Group of Notes, without priority of one holder of any of the Group of Notes over any other, in the proportion that the outstanding principal of each such holder’s notes related to the Group of Notes on such date of application bears to the outstanding principal of all the Group of Notes outstanding on such date of application;

 Fourth, to pay all other amounts then due by Borrower to the holders of the Group of Notes, without priority of one holder of any of the Group of Notes over any other, in the proportion that the total of such amounts of each such holder on such date of application bears to the outstanding total of all such holders on such date of application;

 Fifth, to pay all proper fees, charges, expenses, or advances made or incurred by Loan Trustee or in the collection or distribution of such payment or otherwise in respect of the USLL Loan Documents in accordance with the provisions of the USLL Loan Documents or the Additional Collateral Security Agreement, and of any and all other sums then owing to Loan Trustee in respect of the USLL Loan Documents or the Additional Collateral Security Agreement by Borrower under the USLL Loan Documents or the Additional Collateral Security Agreement (including any amount payable by or for the account of Loan Trustee in respect of the Group of Notes under § 7.04(b) of each USLL Loan Mortgage and the Additional Collateral Security Agreement), without priority of one obligor over any other, in the proportion that the unreimbursed total of such amounts of each such obligor on such date of application bears to the outstanding total of all such obligors on such date of application;

 Sixth, to pay to the then-existing and prior obligors under the USLL Loan Documents or the Additional Collateral Security Agreement all proper fees, charges, expenses, and advances made or incurred by such then-existing and prior obligors and for which Borrower is responsible pursuant to the USLL Loan Documents or the Additional Collateral Security Agreement (to the extent not previously reimbursed), without priority of any obligor over any other, in the proportion that the unreimbursed total of such amounts of each such obligor on such date of application bears to the outstanding total of all such obligors on such date of application;

 Seventh, to pay in full the unpaid interest on the outstanding obligations under the USLL Loan Documents due to the date of distribution (as well as interest on overdue principal and, to the extent permitted by applicable law, overdue interest at the rate set forth in the USLL Loan Documents), and the then-outstanding principal of the USLL Loan Documents, without priority of one obligor under the USLL Loan Documents over

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any other, in the proportion that the outstanding principal of each such obligor’s obligations related to the USLL Loan Documents on such date of application bears to the outstanding principal of all obligations under the USLL Loan Documents outstanding on such date of application;

 Eighth, to pay all other amounts then due by Borrower to the obligors under the USLL Loan Documents or the Additional Collateral Security Agreement, without priority of one obligor under the USLL Loan Documents or the Additional Collateral Security Agreement over any other, in the proportion that the total of such amounts of each such obligor on such date of application bears to the outstanding total of all such obligors on such date of application; and

 Ninth, the balance, if any, of such payments remaining thereafter shall be distributed to Borrower.

12.04    Indemnity and Certain Other Payments.

(a)    Subject to § 12.03, any indemnity payment under § 9 received by Loan Trustee or U.S. Bank shall, if owed to Loan Trustee or U.S. Bank, be applied to any such indemnity amounts owing to it, but if owed to another Indemnitee, be paid to the appropriate Indemnitee.

(b)    Except as otherwise provided in this § 12, if Loan Trustee receives any payment that a provision of the Mortgage or this Agreement (other than this § 12) describes how to apply, Loan Trustee shall promptly apply that payment as provided in such other provision of this Agreement or the Mortgage, as applicable.

(c)    If a Specified Default exists when Loan Trustee receives any payment referred to in § 12.04(b) or (d) Loan Trustee may hold such payment as part of the Collateral, and Loan Trustee shall cease to hold such payment and shall apply and distribute it as provided in § 12.04(b) or (d) if and when no Specified Default exists.

(d)    If an Indemnitee receives a refund of any amount that Borrower indemnified such Indemnitee for, that Indemnitee shall pay to Borrower an amount equal to that refund; provided, that any subsequent loss of that refund by the Indemnitee shall be treated as a loss subject to indemnification by Borrower.

12.05    Other Payments.

(a)    Provided no Specified Default exists, any money that Loan Trustee receives with respect to any right or obligation contained in the Basic Documents, and that the Basic Documents do not specify how to apply, shall be applied to any Secured Obligations then due, and the balance shall be distributed to Borrower.

(b)    Any payments received and amounts realized by Loan Trustee with respect to the Aircraft or otherwise to the extent received or realized, or remaining, at any time after payment in full of the Secured Obligations, as well as any other amounts remaining as part

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of the Collateral after payment in full of the Secured Obligations, shall be distributed to Borrower.

12.06    Method of Payment. Loan Trustee shall make distributions or cause distributions to be made to the Lenders and Borrower by wire transfer of immediately available funds, to the respective bank accounts specified in writing to Loan Trustee by such Persons, not later than 4:00 p.m. (New York City time) on the date they are received by Loan Trustee (if received by 1:00 p.m. (New York City time), or, if received later, as soon as practicable but not later than 11:00 a.m. (New York City time) on the next Business Day), or with commercially reasonably promptness after receipt in the case of payments to bank accounts located outside the United States.

12.07    Payments from Proceeds from Borrower. All payments to be made by Loan Trustee under the Notes and this Agreement shall be made only from the proceeds received by Loan Trustee under the Related Basic Documents. Each holder of a Note, by its acceptance of such Note, agrees that between itself and U.S. Bank, such Note holder will look solely to the proceeds received by Loan Trustee under the Related Basic Documents to the extent available for distribution to such holder as herein provided, and that U.S. Bank is not personally liable to the holder of any Note under such Note or this Agreement.

12.08    Termination of Notes. A holder of a Note shall have no further interest in, or other right with respect to, the proceeds received by Loan Trustee under the Related Basic Documents when and if all Secured Obligations payable to such holder have been paid in full.

Section 13.    Miscellaneous.

13.01    No Waivers; Cumulative Remedies. No failure or delay in exercising any power or right under any Basic Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof or the exercise of any other right or power under any Basic Document. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

13.02    Notices. All communications and notices provided for under this Agreement shall be in writing (including telecopies and emails), shall be in English, shall be effective on delivery, and shall be addressed as follows (or to such other address as any such party shall designate by notice to each other such party):

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if to Borrower:

Air Wisconsin Airlines LLC

W6390 Challenger Drive, Suite 203

Appleton, WI 54915-9120

Attn: President and Chief Executive Officer

Fax: (920) 749-4158

Email: christine.deister@airwis.com

with a copy to the same address,

Attn: Chief Accounting Officer and Treasurer

Email: gregg.garvey@airwis.com

if to Lenders:

Her Majesty in Right of Canada

c/o Export Development Canada

150 Slater Street

Ottawa, Ontario Canada K1A 1K3

Attn: Loans Services & Asset Management -

          Transportation

Fax: (613) 598-2514 and (613) 598-3186

Email: ls-aerospace@edc.ca

if to Loan Trustee:

U.S. Bank - Corporate Trust Services

EX-DE-WDAW

300 Delaware Avenue, 9th Floor

Wilmington, DE 19801

Attn.: Charles Gallagher, Assistant Vice President

Fax: 302-576-3717

Email: charles.gallagher@usbank.com

Wherever “notice”, “notify”, or similar variations are used in this Agreement, the Mortgage, or the Notes, they mean the provision of a notice in accordance with this § 13.02.

13.03    Transaction Expenses.

(a)    (1) Borrower will pay on demand (aa) all reasonable out-of-pocket expenses in connection with the negotiation, preparation, execution, and delivery of the Basic Documents, or in connection with any scheduled closing that is postponed or cancelled, including all reasonable fees and expenses actually incurred of (i) Vedder Price P.C., special counsel to Her Majesty in Right of Canada, (ii) Shipman & Goodwin LLP, special counsel for Loan Trustee, (iii) Crowe & Dunlevy, special FAA counsel, and (iv) Taylor English Duma LLP,

[Amended and Restated Credit Agreement No. [•]]

special counsel for Borrower, not to exceed $10,000 per Aircraft; provided, that the foregoing shall not limit Borrower’s responsibility for enforcement expenses under clause (2) of this § 13.03(a); and (bb) all FAA and UCC filing and lien search fees.

(2)    Borrower will pay on demand (aa) all fees and expenses (including legal fees and expenses) of each Lender and Loan Trustee in connection with actual or proposed amendments, waivers, or consents to or under this Agreement or the other Basic Documents (except for such amendments, waivers, or consents initiated by any Lender or Loan Trustee); and (bb) all fees and expenses (including legal fees and expenses) of each Lender and Loan Trustee in connection with the actual or proposed enforcement of any Basic Document against Borrower during the existence of any Specified Default. The “legal fees and expenses” of the Lenders and Loan Trustee referred to in clauses (aa) and (bb) may not include those of a Lender’s or Loan Trustee’s in-house counsel.

(3)    All reimbursable expenses shall be payable to Loan Trustee within 60 days after Borrower receives bills or invoices showing in reasonable detail the components of such expenses (for law firm bills, time expended by attorney or paralegal and expenses by category). Except as otherwise set forth in the Basic Documents, Borrower shall not be responsible for any fees or expenses of counsel to Loan Trustee or the Lenders other than those described in § 13.03(a)(1) and (2). Except as provided in § 13.03(a)(1) and (2), each Lender shall pay its own fees and expenses for legal counsel, and its own out-of-pocket expenses in connection with this Agreement and the documents contemplated hereby.

(b)    U.S. Bank shall be entitled to receive compensation, together with reimbursement within two months of its request for all reasonable expenses incurred or made by it in accordance with any of the provisions of the Basic Documents (including the reasonable compensation and expenses of its counsel, accountants, other skilled persons, and other persons not regularly in its employ). For its services during the existence of an Event of Default, U.S. Bank shall be entitled to receive compensation, reasonable as regards its additional responsibilities, and payment or reimbursement for its expenses as provided above. Under § 2.01 of the Mortgage, U.S. Bank is granted, and such obligations are secured by, a Lien on the Collateral entitling U.S. Bank to priority as to payment thereof (by virtue of § 12.03 hereof) over payment to any other Person under the Basic Documents. Borrower shall pay to U.S. Bank the compensation and reimbursement of expenses that U.S. Bank is entitled to under this § 13.03(b).

13.04    Amendments. Any provision of this Agreement, the Notes, or the Mortgage may be amended, terminated, waived, or otherwise modified only in writing by Borrower, Loan Trustee, and a Majority in Interest of Lenders, and any such amendment, termination, waiver, or other modification shall bind all of the Lenders to the same extent and with the same effect as if each Lender had joined therein; provided, that the written consent of U.S. Bank shall be required to effect any amendment, termination, waiver, or other modification of the Basic Documents that affects the rights or duties of Loan Trustee or U.S. Bank (but not in its capacity as a Lender)). Notwithstanding the foregoing, no amendment, modification, or waiver of the Basic Documents shall, unless in writing and signed by each Lender, be effective to (1) subject such Lender to any additional obligation, (2) reduce the principal of or interest on such Lender’s Notes related thereto, or any other amounts payable to such Lender hereunder (whether under § 9 or

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otherwise), or change the ratable distribution of funds received by Loan Trustee for account of the Lenders hereunder (including under § 4 hereof), (3) postpone any date fixed for any payment of the principal of, or interest on such Lender’s Notes related thereto or any other amounts payable to such Lender hereunder, (4) change the definition of “Majority in Interest of Lenders” as set forth in § 1.01, or amend, modify, or waive this § 13.04, or (5) change § 11.11 of this Agreement.

13.05    Successors and Assigns; Lender Transfers.

(a)    Binding Effect; Consent to Assignment. This Agreement shall bind and benefit each Lender, Loan Trustee, and Borrower and their successors and assigns, except that (except as provided in § 13.05(c), or as otherwise expressly provided in the Basic Documents) Borrower may not assign or transfer its rights under this Agreement without Loan Trustee’s prior written consent.

(b)    Lender Transfers.

 (1)    Right to Transfer; Limitations. Each Lender shall have the right to sell all or part of its interest in the Basic Documents upon obtaining the prospective transferee’s or assignee’s representations set forth in § 13.06(a); provided, that no Lender shall assign, convey, or otherwise transfer any of its interest in the Basic Documents, or offer to do any of the foregoing, (aa) in any manner that would result in a violation of the Securities Act of 1933 or any other applicable law, or (bb) unless the transferor obtains Borrower’s consent, to any airline, any airframe or engine manufacturer, or any controlled Affiliate of an airline or airframe or engine manufacturer, or (cc) to any transferee using an ERISA Source of Funds to purchase its Note(s). Except with respect to the transfer to a transferee entitled to claim all of the benefits of a tax treaty binding on the United States between the United States and any of the Federal Republic of Germany, the United Kingdom, Canada, France, Italy, Austria, or the Netherlands, that provides a complete exemption from United States Taxes for all interest received with respect to transactions contemplated under the Basic Documents, in no event, other than a transfer attributable to an Event of Default, shall any transfer be permitted if, under applicable law in effect or enacted or adopted at the time of such transfer, Borrower shall be obligated to make any indemnity payment (including any increased cost or withholding indemnity) to such transferee in an amount greater than Borrower would be obligated to make had such transfer not occurred; however, such transfer shall not be prohibited by this sentence if it is made to a “United States person” (as defined in Code § 7701(a)(30)). Borrower agrees to cooperate fully with each Lender (at such Lender’s cost) in efforts or proposals by that Lender to transfer, assign, or sell, in one or more transactions, all or any portion of that Lender’s Notes, whether in connection with a private placement, bank placement or syndication, Rule 144A offering, or registered public offering, provided that such offering contains terms and conditions customary for the applicable market. By accepting a Note, each transferee or assignee thereof shall be deemed to be a “Lender” for all purposes of the Basic Documents, and to be subject to all the terms of the Basic Documents, and shall be deemed to have made the representations set forth in § 13.06(a).

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 (2)    Transfer. Loan Trustee shall maintain at its office a register for the purpose of registering transfers and exchanges of all Notes and in which shall be entered the names and addresses of the owners of such Notes and particulars of the \Notes owned by them. The holder of any Note wishing to transfer such Note shall give at least ten Business Days’ prior written notice thereof to Loan Trustee and Borrower and shall, in person or by a duly authorized attorney, surrender to Loan Trustee at its office such Note, duly endorsed by the registered holder or such attorney, or accompanied by a written instrument of transfer duly executed by the registered holder or by such attorney, in form reasonably satisfactory to Loan Trustee. Upon presentation to Loan Trustee of any Note for transfer, Loan Trustee will execute and deliver to the transferee thereof in exchange therefor a new Note or Notes relating to the same Aircraft and in the same aggregate principal amount and with the same terms as the Note so surrendered, in registered form and in any denomination of $1 million or more (or the aggregate principal amount of all Notes relating to the same Aircraft held by such transferee, whichever is less) as is specified in such instrument of transfer. Nothing in this paragraph shall be interpreted as giving any Lender the right or power to transfer one or more of its Notes or to transfer any right or interest in such Notes to another Person in contravention of § 13.05(b)(1) without Borrower’s prior written consent.

 (3)    Exchange. The holder of one or more Notes may at any time surrender such Note or Notes for exchange at Loan Trustee’s office and shall be entitled to receive in exchange therefor a new Note or Notes, relating to the same Aircraft and in the same aggregate principal amount with the same terms as the Note or Notes surrendered, in registered form and in any denomination of $1 million or more (or the aggregate principal amount of all such Notes relating to the same Aircraft held by such holder, whichever is less).

 (4)    Effect of Transfer or Exchange. All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of Loan Trustee evidencing the same respective obligations, and entitled to the same security and benefits under this Agreement, as the Notes surrendered upon such transfer or exchange. Loan Trustee shall make a notation on each new Note of the date to which interest on the replaced Note(s) has been paid.

 (5)    Evidence of Ownership. Loan Trustee and Borrower shall deem and treat the Person in whose name any Note is registered as the absolute owner and holder of such Note for the purpose of mailing payment of all amounts payable by Loan Trustee or Borrower with respect to such Note and for all other purposes, and Loan Trustee and Borrower shall not be affected by any notice to the contrary.

 (6)    Expenses, Taxes, etc. The transferring or exchanging Lender shall pay all expenses incurred in connection with the transfer or exchange of a Note, including Loan Trustee’s expenses (including legal fees), stamp taxes, transfer taxes, sales taxes, governmental fees and charges, broker’s fees and commissions, any other fees and charges of the same or similar type as any of the foregoing, and other fees and expenses associated with amendments, supplements, waivers, or consents required as a result of any transfer or sale of a Note after the initial issuance on the Effective Date. In addition,

[Amended and Restated Credit Agreement No. [•]]

for any transfer or exchange of a Note, Loan Trustee may require the transferor to pay a sum sufficient to cover any stamp tax or other governmental charge connected therewith.

 (7)    No Transfer Within Three Days Before Payment Date. Loan Trustee shall not be required to transfer or exchange any Note during the three-day period preceding the due date of any payment on such Note.

13.06    Lenders’ Representations and Warranties.

(a)    Each Lender represents and warrants that:

(i)    it acquired its interest in the Notes for its own account and not with a view to resale; provided, that any resale is in its sole discretion;

(ii)    no part of the funds used by it to purchase its interest in the Original Notes and Certificates constituted the assets of any “employee benefit plan” within the meaning of ERISA or any “plan” as such a term is defined in § 406 of ERISA or Code § 4975.

(b)    On the Effective Date, Lender represents and warrants that:

(i)    Lender is the sole owner of the Certificates (as defined in the Original Credit Agreement) immediately prior to the closing;

(ii)    Lender making and performance under the Basic Documents to which it is a party constitutes private and commercial activity.

13.07    Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be governed by the laws of the state of New York (excluding any conflict-of-laws rule that would apply the laws of any other jurisdiction).

(b)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (2) ACKNOWLEDGES THAT IT AND OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13.08    Headings. Section headings used in this Agreement are for convenience only and are not a substantive part of this Agreement.

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13.09    Execution in Counterparts. This Agreement may be executed in separate counterparts.

13.10    Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing in connection with this Agreement shall survive the execution and delivery of this Agreement and the Mortgage.

13.11    Severability. If any part of any provision contained in this Agreement, or any document contemplated hereby, is or becomes invalid or unenforceable under applicable law, that part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of that provision or the remaining provisions.

13.12    Confidentiality. Each party hereto agrees that it will not disclose, directly or indirectly, to any person not a party hereto or their respective counsel or advisors any information obtained from Borrower hereunder or in connection herewith or any portion of any Basic Document not filed with the FAA or other governmental agency or authority and available for public inspection, and will use all reasonable efforts to have all such information kept confidential and not used in any way known to such party to be detrimental to Borrower, except that (a) each party may use, retain, and disclose any such information to its special counsel, financial advisors, and public accountants, any potential transferees, any Affiliate, and any governmental agency or instrumentality or other supervisory body (including bank regulators) requesting such disclosure or pursuant to its regulatory or supervisory authority over such party or any Affiliate thereof, provided that such special counsel, financial advisors, public accountants, or potential transferees agree in advance to keep such information confidential, (b) each party may use, retain, and disclose any such information that has been publicly disclosed (other than by such party or any Affiliate thereof in breach of this paragraph) or has rightfully come into the possession of such party or any Affiliate thereof (other than from Borrower) on a non-confidential basis, (c) each party may use, retain, and disclose any such information as required by law, rule, regulation, or any governmental agency, or to the extent required pursuant to Canada’s or any Lender’s international commitments (including in respect of the WTO Subsidies and Countervailing Measures Agreement and Lender’s status as Her Majesty in Right of Canada or Canadian government policy), (d) each party may use, retain, and disclose any such information where such information was previously known to the subject party free of any obligation to keep it confidential, (e) each party may use, retain, and disclose any such information to third parties in connection with or in response to any order, decree, judgment, subpoena, notice of discovery, or similar ruling or pleading (provided, that each party shall endeavor to prevent the disclosure of such information pursuant to any such order, decree, judgment, subpoena, notice of discovery, or similar ruling or pleading) or as part of its normal reporting or review procedure to its auditors, regulators, parent company, or Affiliates, (f) Her Majesty in Right of Canada and Export Development Canada shall be entitled to disclose any matters in relation to the transactions contemplated herein to the government of Canada (but such Lender must request confidential treatment thereof) and (g) each party may use, retain, and disclose any such information to the extent necessary to obtain appropriate insurance or in order to enforce its rights and performance obligations pursuant to the Basic Documents. For any breach of the foregoing covenants, the injured party shall be entitled to injunctive relief or any other legal or equitable remedies available, including the recovery of damages suffered as a

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result of such breach, but no such breach shall constitute an Event of Default under the Basic Documents.

13.13    U.S. Dollars. All payments due and payable hereunder shall be made in U.S. Dollars.

13.14    Decisions Binding. Except to the extent otherwise specified in the Basic Documents, any decision made or consent given by Export Development Canada shall bind Her Majesty in Right of Canada.

13.15    Entire Agreement. This Agreement constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. For avoidance of doubt, however, all documents described in Exhibit B shall survive the Effective Date, as shall the following: (x) Restructuring Agreement dated as of January 25, 2018, among Borrower, Lender, Bombardier Inc., and Loan Trustee, (y) Loan Purchase Agreement dated as of January 25, 2018, among Lender, Bombardier Inc., and Bombardier Services Corporation, and (z) Consent and Waiver dated as of September 1, 2017, among Borrower, Lender, and Loan Trustee.

[Amended and Restated Credit Agreement No. [•]]

IN WITNESS WHEREOF, Loan Trustee, Borrower, and Lenders have executed this Amended and Restated Credit Agreement No. [•].

AIR WISCONSIN AIRLINES LLC

By:	/s/ C. R. Deister

Title:	President & C.E.O.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Charles Gallagher

Title:	Charles Gallagher, Asst. Vice President

HER MAJESTY IN RIGHT OF CANADA

By:	/s/ Sean Mitchell

Title:	Sean Mitchell, Principal Special Risks

By:	/s/ Brain Craig

Title:	Brain Craig, Sr. Special Risks Manager